CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH "[***]". AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Exhibit 10.2

Commercial Agreement

This Commercial Agreement (this “Agreement”), dated as of the Effective Date, is between: Microsoft Corporation, a Washington corporation (“Microsoft”); Barnes and Noble, Inc., a Delaware corporation (“B&N”); and the company to be formed by B&N and described in the Investment Agreement as “NewCo,” and identified on the signature page of this Agreement (“NewCo”).

Background and Purpose

A.            The parties desire to jointly invest in and expand and enhance the e-book and related e-reading business currently conducted by B&N. In furtherance thereof, B&N is transferring its Nook® devices, online bookstore, e-content publishing and College businesses to NewCo, and Microsoft is making an investment in NewCo, as described in the Investment Agreement.

B.            In addition, the parties desire to enhance and expand NewCo’s business through, among other things, NewCo’s development and promotion of a global e-reading content experience with Microsoft’s Windows OS, Windows Phone and other products, as more particularly described in this Agreement.

Agreement

Section 1.             Definitions; Overview of Responsibilities; Related Agreements; Governance Processes; Effectiveness

1.1           Definitions.  The terms defined in Exhibit A and in the body of this Agreement will have their respective meanings when used in this Agreement with initial letters capitalized.

1.2           B&N Responsibilities.  B&N will:

(a)           subject to the receipt of any applicable third party consents, which B&N will use commercially reasonable efforts to obtain, transfer or cause its Subsidiaries to transfer to NewCo all of its rights, title and interests in the E-Reading Assets and Content;

(b)           if B&N is unable to obtain any required third party consent for the transfer of any Content offered in the B&N Store immediately prior to transfer to NewCo, use commercially reasonable efforts to implement arrangements to allow NewCo to make such Content available to customers of the NewCo Store; and

(c)           upon NewCo’s reasonable request and at NewCo’s expense, use good faith efforts to draw upon B&N’s existing relationships with publishers to assist NewCo in entering into agreements with such publishers to procure Reading Content for the NewCo Store; provided that this obligation shall terminate upon B&N ceasing to directly or indirectly own a majority of the equity interests of NewCo.

1.3           NewCo Responsibilities. NewCo will:

(a)           if B&N is unable to obtain any required third party consent for the transfer of Content offered in the B&N Store immediately prior to transfer to NewCo, use commercially reasonable efforts to make such Content available to customers of the NewCo Store;

(b)           be solely responsible for acquiring and pricing all Content distributed in the NewCo Windows App and the NewCo Phone App and for paying all costs associated with providing that Content;

(c)           develop and distribute a NewCo Windows App that delivers a [***] experience on Windows OS pursuant to Section 2;

(d)           enable users of Microsoft Products and Services to interact with Content from the NewCo Store pursuant to Section 3;

(e)           use the Microsoft Commerce Platform and Microsoft ID System for commerce transactions in the NewCo Apps and Microsoft Products and Services with the NewCo Store pursuant to Section 4;

(f)           expand the geographies and catalog of the NewCo Store pursuant to Section 5;

(g)           develop and distribute the NewCo Phone App pursuant to Section 6; and

(h)           share with Microsoft the Net Revenue pursuant to Section 7.1;

provided that nothing in the foregoing clauses (c)-(h) shall expand or modify in any way the rights or obligations of any party under this Agreement.

1.4           Microsoft Responsibilities.  Microsoft will:

(a)           assist NewCo’s development and certification of the NewCo Windows App pursuant to Sections 2.1.3 and 2.2;

(b)           make available the Windows Store for distribution of the NewCo Windows App by NewCo pursuant to Section 2.5.1;

(c)           [***];

(d)           explore enabling users of Microsoft Products and Services to interact with Content from the NewCo Store as provided for in Section 3;

(e)           enable use of the Microsoft Commerce Platform and Microsoft ID System for commerce transactions in the NewCo Apps and the Microsoft Products and Services with the NewCo Store pursuant to Section 4;

(f)           assist NewCo in obtaining certification of the NewCo Phone App pursuant to Section 6.1.3; and

(g)           share Net Revenue with NewCo, make Advances to NewCo, and make operational cost payments to NewCo, in each case, as provided for in Section 7;

provided that nothing in the foregoing clauses (a)-(g) shall expand or modify in any way the rights or obligations of any party under this Agreement.

1.5           NewCo is the E-Reading Business for B&N.  During the Term, B&N will not compete, will ensure that none of its Subsidiaries compete, will exercise such rights as it has to prevent Affiliates under its control from competing, and following becoming aware that an Affiliate that is not under NewCo’s control is doing so, will use its good faith efforts to encourage such Affiliate not to compete, with NewCo in the business of selling or making available Reading Content or similar e-reading content, e-reader software or e-reader devices.  For the avoidance of doubt, sales by B&N of Reading Content and NewCo e-reader devices pursuant to a referral arrangement with NewCo shall not constitute competition with NewCo.

1.6           Related Agreements.  Concurrently with the execution of this Agreement:

(a)           B&N and Microsoft are entering into the Investment Agreement;

(b)           B&N and Microsoft are entering into the Patent Agreement; and

(c)           B&N and Microsoft are entering into the NDA.

1.7           Governance Processes.  The parties will use the Governance Processes in Exhibit B for managing their relationship under this Agreement and will use it for escalation and resolution of issues and disputes that may arise during the performance of this Agreement before pursuing arbitration or litigation in court, except as provided in Section 3.3 of Exhibit B.

1.8           Effectiveness.  This Agreement will be effective only as of the date that all of the following conditions are met (“Effective Date”):

(a)   this Agreement has been signed by authorized representatives of each party;

(b)   the Closing and the NewCo Formation Transactions (as defined in the Investment Agreement) have occurred; and

(c)   the Dismissal has occurred.

Microsoft and B&N are signing this Agreement upon signature of the Investment Agreement. NewCo will sign this Agreement upon Closing.

Section 2.             Development and Distribution of NewCo Windows App

2.1           Development

2.1.1       NewCo Windows App.  NewCo will develop and obtain certification of the NewCo Windows App (including subsequent versions and updates) in accordance with this Agreement and the App Developer Agreement. NewCo will complete development, obtain certification and commercially release the first version of the NewCo Windows App for Windows 8 (both x86 and ARM) in the Windows Store with a target Launch Date of [***]. This first version of the NewCo Windows App will provide at least the following functionality: [***] and a Windows metro-style user interface. Subsequent versions will also include support for all Content types in the NewCo Store and all Consumption Experiences. The NewCo Windows App will be provided at no cost to end users.

2.1.2       Updates.  NewCo will develop updates to the NewCo Windows App, including updates for new versions of Windows OS, beginning on the Launch Date and through the end of the Term. NewCo will distribute each updated or new version of the NewCo Windows App through the Windows Store after it has been certified pursuant to the App Developer Agreement.

2.1.3       Certification.  NewCo will submit each version of the NewCo Windows App to Microsoft for certification and distribution through the Windows Store. Each submission will be treated in accordance with the then-current App Developer Agreement. NewCo will make good faith efforts to address any issues raised during the certification process in a timely fashion, and Microsoft will use its good faith efforts to assist NewCo in completing the certification process as promptly as practicable, to ensure that the NewCo Windows App is available according to the agreed schedule. [***].

2.2           Technical Assistance.  Microsoft will provide such assistance and support, and devote such Microsoft or Microsoft Affiliate employee resources, as may be reasonably requested by NewCo to enable NewCo to develop and launch the first NewCo Windows App in accordance with the specifications and timeline described in Section 2.1.1.

2.3           End User Support.  As between Microsoft and NewCo, NewCo will be responsible for providing, and will use commercially reasonable efforts to provide, end user support for the NewCo Windows App, the NewCo Store, and NewCo’s Content distribution services.

2.4           [***] Requirement

2.4.1      [***]

2.4.2      [***]

2.4.3      Windows Features and Functionality. NewCo will make good faith commercially reasonable efforts to enhance the NewCo Windows App to exploit features and functionality available through Windows and its extended Microsoft ecosystem.

2.5           Discovery and Distribution

2.5.1       Windows Store. Microsoft will make the Windows Store available for distribution of the NewCo Windows App by NewCo. From the Launch Date through the end of the Term, NewCo will distribute the NewCo Windows App (as certified) through the Windows Store pursuant to and in accordance with the App Developer Agreement and Windows Store Terms of Use at no cost to the customer. [***]

2.5.2      [***]

2.5.3      [***]

2.6           Microsoft Reader.  If Microsoft creates a reader, Microsoft may include an interface to the NewCo Store in that reader and may surface in that reader all Content purchased by customers from the NewCo Store.

2.7           [***]

2.8           NewCo Study.  [***] For the avoidance of doubt, none of the other requirements of this Agreement (including the [***] requirements set forth in Sections 2.4 and 6.3 and the revenue share requirements set forth in Section 7) will apply to any NewCo Study Application.

Section 3.             Microsoft Products and Services

3.1           Enabling Microsoft Products and Services.  The parties will in good faith explore the scenarios described in this Section 3, subject to the Microsoft product and service strategy. Upon Microsoft’s request and reasonable advance notice (in any event, not less than 3 months’ advance notice), NewCo will use good faith efforts to enable Microsoft Products and Services to be used with the NewCo Store and distribution system in the following scenarios, the delivery and nature of which will be subject to the Microsoft product and service strategy:

(a)           [***]

(b)           [***]

(c)           [***]

(d)           [***]

(e)           [***]

(f)            [***]

(g)           [***]

(h)           [***]

3.2           NewCo Store APIs.  NewCo will provide reasonable advance notice to Microsoft of any substantive changes to the NewCo APIs, protocols and formats referenced in Sections 3.1(a), (b) and (c) above (“NewCo APIs”).

3.3           Branding. Microsoft will not white-label (which for the avoidance of doubt includes rebranding or presenting as Microsoft’s) the NewCo Store or obscure NewCo’s branding or the fact the NewCo Store is the NewCo Store, including in Microsoft Products and Services.

Section 4.              Microsoft Commerce Platform, User IDs, and Consumption of Content

4.1           Microsoft Commerce Platform.  NewCo will, subject to Section 5 and compliance with applicable law, use the Microsoft Commerce Platform for commerce transactions as follows:

4.1.1       NewCo Windows App.  NewCo will use the Microsoft Commerce Platform as the primary and default mechanism to facilitate payment by end users for Reading Content in the NewCo Windows App, except that end users will be able to choose to use a different commerce mechanism in exceptional cases, as determined by NewCo in good faith, that include NewCo or B&N gift card use (which the Microsoft Commerce Platform cannot support), NewCo B2B purchase transactions and other transactions if the end user so requests. NewCo will ensure that the NewCo Windows App will provide for in-app purchasing, will not link out of the NewCo Windows App to complete purchases of Content and will have in all material respects the same or better purchase experience as purchasing in a browser on a Windows Device. Commerce transactions in the NewCo Windows App will be subject to the terms of the App Developer Agreement [***].

4.1.2       Browsers on a Windows Device. NewCo will make the Microsoft Commerce Platform an available option for processing payments by end users who have IDs in the Microsoft ID System for Reading Content purchased from the NewCo Store in a browser on a Windows Device.

4.1.3       Microsoft Products and Services. Purchases of Content using Microsoft Products and Services will use the Microsoft Commerce Platform.

4.1.4       NewCo Phone App. NewCo will use the WP Marketplace as the in-application commerce transaction platform, when available, for commerce transactions in the NewCo Phone App, including payments and fees associated with Content acquisition and subscriptions (if available). NewCo will ensure that the NewCo Phone App will provide for in-app purchasing and will not link out of the NewCo Phone App to complete purchases of Content. Commerce transactions in the NewCo Phone App will be subject to the terms of the Application Provider Agreement [***].

4.1.5       Payments to Publishers. NewCo may choose to either:

(i)          pay publishers outside the Microsoft Commerce Platform; or

(ii)        use the Microsoft Commerce Platform to facilitate payments to publishers that are associated with Reading Content acquisition, subscription, upgrades and collection of taxes for transactions in the NewCo Windows App and, at NewCo’s option, in a browser on a Windows Device, to the extent allowed by law where NewCo has complied with the requirements of the Microsoft Commerce Platforms Terms with respect to such payments to such publishers.

If Microsoft does not have sufficient relationships with or information from such publishers, it will process all pay-outs with respect to Content acquisitions from such publishers to NewCo. Also, the Microsoft Commerce Platform will not be able to facilitate payments to publishers for end user purchases that are not processed by the Microsoft Commerce Platform, except, upon satisfaction of the conditions contemplated by the Microsoft Commerce Platform Terms, for payments to publishers for purchases by the Existing User Base that are not processed by the Microsoft Commerce Platform. “Existing User Base” means U.S. customers of NewCo as of the Effective Date.

 4.2          Microsoft ID System.  NewCo will use the Microsoft ID System as follows:

4.2.1       General.  NewCo will make good faith efforts to enable a user experience that will make the Microsoft ID System the primary and default mechanism by which users of Windows Devices log into the NewCo Store via the NewCo Apps.  NewCo will make good faith efforts to provide the Microsoft ID System as an option for such users to log into the NewCo Store via a browser on a Windows Device. (NewCo will use the Microsoft ID System for end user purchases of Content using Microsoft Products and Services and the NewCo Phone App as provided in Sections 3 and 6 respectively). NewCo will not require users of the NewCo Windows App or a browser on a Windows Device to use a NewCo identification. NewCo will enable use of the Microsoft ID System by end users on NewCo devices and software clients for other platforms to access Reading Content purchased by such end users, and any annotations thereto.

4.2.2       Microsoft Commerce Platform.  NewCo will use the Microsoft ID System for all end user purchases transacted in the Microsoft Commerce Platform.

4.2.3      Other IDs.  Nothing in this Agreement requires NewCo to restrict end users from creating or using NewCo identifications or prevents NewCo from requiring use of its identifications or submission of payment information outside the NewCo Windows App, browsers on a Windows Device, the NewCo Phone App, and Microsoft Products and Services.

4.2.4       Future Development.  NewCo and Microsoft will work jointly and in good faith to enable the following:

(a)        subject to applicable privacy laws and any limitations contained in the terms of publisher and digital content agreements, creating an associated NewCo account for users logging into the NewCo Store using an ID on the Microsoft ID System by providing the following Microsoft ID System information with respect to such users: email address, first and last name, physical address and any other Microsoft ID System information necessary in connection with engaging in the activities referred to below with respect to such users (each if available to Microsoft as part of its Microsoft ID System) solely for use in (i) fulfilling purchases or consumption by end users of Reading Content from the NewCo Store, (ii) making and reflecting disbursements to publishers for sales of their Reading Content in the NewCo Store, and (iii) providing customer support to end users or publishers in relation to such purchases or sales. Microsoft will provide such Microsoft ID System information in a manner consistent with Microsoft’s generally applicable policies, for third-party applications for Windows, related to end user notice and consent to sharing such Microsoft ID System information;

(b)        subject to applicable privacy laws, an association between NewCo accounts used to log into the NewCo Store in accordance with this Section 4.2 through the NewCo Windows App and an ID on the Microsoft ID System; and

(c)         subject to applicable privacy laws, NewCo prompting users visiting the NewCo Store to provide additional personal information and consent to the use of such users’ information in accordance with the NewCo privacy policy (whether for completing end user purchases or other purposes), and NewCo may make providing such information a condition to the purchase of Content from the NewCo Store; provided, however, that NewCo will only ask for such information that it believes is reasonable to request.

For the avoidance of doubt, data collected by NewCo from end users will not be considered data provided or transferred by Microsoft to NewCo for purposes of this Agreement (including Section 4.2.4(c)).

4.3           Microsoft Support.  Microsoft will provide good faith support for NewCo’s activities described in Sections 4.1 and 4.2 through making the Microsoft Commerce Platform available in all material respects to NewCo on the baseline terms and conditions specified in Exhibit E (“Microsoft Commerce Platform Terms”). The parties will negotiate in good faith and enter into further agreement and details to expound and further detail the rights and obligations of the parties in a manner consistent with the Microsoft Commerce Platform Terms in the Microsoft Commerce Platform Agreement (the “Commerce Platform Agreement”) no later than June 1, 2012, which terms will be based upon standard terms required of merchants under applicable law and Network Rules and will be consistent with Exhibit E.  The Commerce Platform Agreement shall at a minimum reflect Exhibit E and otherwise shall not be inconsistent with the provisions of this Agreement.

Section 5.             Geo Expansion

5.1           Publishing Services Platform.  NewCo will use good faith efforts to make the Publishing Services Platform available in the Geos in which developers can submit applications to the Windows Store as of the Effective Date (currently[***]) in compliance with applicable laws (including applicable tax laws) in accordance with the following schedule:

(a)           in [***] by [***];

(b)           [***], as selected by NewCo, of such Geos by [***];

(c)           a total of [***], as selected by NewCo, of such Geos by [***]; and

(d)           a total of [***], as selected by NewCo, of such Geos by [***].

The local languages in which the Publishing Services Platform is to be made available in each of such Geos is set forth in the attached Exhibit C.

The “Publish Condition” means making localized versions of the Publishing Services Platform available in [***] of the current [***] Geos in which developers can submit applications to the Windows Store as of the Effective Date.

5.2           Localization of NewCo Windows App.  NewCo will use good faith efforts to localize the NewCo Windows App into the Windows Core Languages (currently [***]) on the following schedule:

(a)           in [***], as selected by NewCo, of the current Windows Core Languages used in the Initial Commercial Geos by [***];

(b)           in a total of [***], as selected by NewCo, of the current Windows Core Languages by [***]; and

(c)           in a total of [***], as selected by NewCo, of the current Windows Core Languages by [***].

The “App Localization Condition” means making localized versions of the NewCo Windows App for [***] of the current [***] Windows Core Languages commercially available in the Windows Store.

5.3           Consumption of Content.  Microsoft will use good faith efforts to enable the Microsoft Commerce Platform to transact purchases of Reading Content (including remitting publisher sales revenue and collection of applicable taxes as provided in Section 4) in all Geos in which the Microsoft Commerce Platform is able to transact (currently [***]), subject to compliance with applicable laws. NewCo will use good faith efforts to enable the purchase and consumption of free and fee-based Reading Content in the Geos in which the Microsoft Commerce Platform is able to transact (currently [***]), subject to compliance with applicable laws and to NewCo being able to use the Microsoft Commerce Platform fully (for collecting payments, reconciling funds and remittance of taxes to relevant authorities), to transact in such Geos, on the following schedule:

(a)   in [***] by [***];

(b)   [***], as selected by NewCo, of such Geos by [***];

(c)   a total of [***], as selected by NewCo, of such Geos by [***]; and

(d)   a total of [***], as selected by NewCo, of such Geos by [***].

The “Consumption Condition” means enabling purchase and consumption of fee-based Reading Content in at least [***] of the Priority Geos and at least [***] of the total Geos in which the Microsoft Commerce Platform is able to transact (currently [***]).

5.4           Commercial Content.  NewCo will use good faith efforts to enable the purchase and consumption of market-specific commercial Reading Content from the NewCo Store by entering into Material Commercial Content Agreements for each of the Priority Geos in accordance with the following schedule:

(a)           in [***] by [***];

(b)           any [***], as selected by NewCo, of the following [***] Geos by [***] (such [***], the “Initial Commercial Geos”); and

(c)           a total of [***], as selected by NewCo, of the Priority Geos by [***];

(d)           a total of [***], as selected by NewCo, of the Priority Geos by [***].

The “Core Geo Commercial Content Condition” means that NewCo has entered into Material Commercial Content Agreements for each of the Initial Commercial Geos, and the “Core Geo Trade Book Condition” means having Material Trade Book Agreements in the Initial Commercial Geos.

5.5           Free Content.  NewCo will use good faith efforts to make free Reading Content available in the NewCo Store in each Geo agreed on by NewCo and Microsoft.

5.6           General. Except as specified in this Section 5, the sequencing of the Geo expansion will be determined by NewCo, taking into account all relevant factors, including the expected degree of difficulty, complexity, costs, benefits, manpower needs and scope of legal and tax requirements relating thereto. NewCo will consult with Microsoft with respect to such sequencing. In any Geo in which there are multiple official or commonly used languages, NewCo will localize the NewCo Windows App and the Publishing Services Platform and provide Content in the languages specified in the schedule attached as Exhibit C.

Section 6.             Development and Distribution of NewCo Phone App

6.1           Development

6.1.1       NewCo Phone App.  NewCo will develop the NewCo Phone App. NewCo will use commercially reasonable efforts to complete development, obtain certification and make the NewCo Phone App commercially available in the WP Marketplace in accordance with this Agreement and the Application Provider Agreement within [***]. If NewCo determines that it is economically attractive to support the purchase and/or consumption of Reading Content, NewCo will use good faith efforts to complete development, obtain certification and make localized versions of the NewCo Phone App in the same languages as the NewCo Windows App commercially available in the WP Marketplace. The NewCo Phone App will be provided at no cost to Windows Phone end users.

6.1.2       Updates.  Following the Launch Date through the end of the Term, NewCo will be responsible for developing and releasing updates to the NewCo Phone App, including updates for successor versions of the initial version of the Windows Phone Software. Such updates will be distributed in accordance with the then-current Application Provider Agreement.

6.1.3      Certification.  NewCo will submit each version of the NewCo Phone App to Microsoft for certification and distribution through the WP Marketplace. Each submission will be treated in accordance with the Application Provider Agreement. NewCo will make good faith efforts to address any issues raised during certification in a timely fashion, and Microsoft will use its good faith efforts to assist NewCo in completing the certification process as promptly as practicable, to ensure that each version of the NewCo Phone App is available on the agreed schedule. [***].

6.2           Distribution.  NewCo hereby grants to Microsoft and its Affiliates a non-exclusive, non-transferable, worldwide license to make available the NewCo Phone App to phone manufacturers for distribution on Windows Phones. Such phone manufacturers will have the right to distribute the NewCo Phone App at any time after the NewCo Windows Phone App becomes commercially available in the WP Marketplace for use on Windows Phones. NewCo will provide to Microsoft such information, instructions and code as is reasonably necessary for Microsoft and its Affiliates to permit phone manufacturers to distribute the NewCo Phone App on Windows Phones and for end users to use the NewCo Windows App on such phones. As between Microsoft and NewCo, NewCo will be responsible for providing, and will use commercially reasonable efforts to provide, support to phone manufacturers for the NewCo Phone App.

6.3           [***] Requirement.  Beginning with the release of the first major update to the NewCo Phone App and continuing through the end of the Term, NewCo will use commercially reasonable efforts to deliver a [***] experience on the Windows Phone. This means that [***].

6.4           End User Support.  As between Microsoft and NewCo, NewCo will be responsible for providing, and will use commercially reasonable efforts to provide, end user support for the NewCo Phone App and its Content distribution services.

Section 7.              Financial Terms

7.1           Revenue Share.  Beginning on the Launch Date and through the end of the Term, NewCo and Microsoft will [***] Net Revenue.  [***].  The sharing described in this Section 7.1 is implemented in Section 7.2.

7.2           Advances; Revenue Share Service Fees.

7.2.1      Quarterly Payments.  Microsoft will make advance payments to NewCo of up to $[***] as follows, subject to deferral as provided for in Sections 7.2.3 and 7.5 (each, an “Advance”):

(a)        $60,000,000 for the first Contract Year (“Year 1”), payable in equal quarterly installments at the beginning of each quarter of Year 1;

(b)        $60,000,000 for the second Contract Year (“Year 2”), payable in equal quarterly installments at the beginning of each quarter of Year 2;

(c)        $60,000,000 for the third Contract Year (“Year 3”), payable in equal quarterly installments at the beginning of each quarter of Year 3; and

(d)        for each of the [***] and [***] Contract Years, an amount equal to the lesser of (i) $[***] and (ii) an amount equal to [***]  the sum of (A) [***] of [***] Net Revenue and (B) [***] of [***] Net Revenue (such sum of (A) and (B), “NewCo’s Base Share”), in each case, for the prior Contract Year, which amount will be payable in equal quarterly installments at the beginning of each quarter of the applicable Contract Year.

7.2.2       Revenue Share Service Fees.  For each Contract Year, Microsoft will be entitled to receive from NewCo a Revenue Share Service Fee (as defined below), which shall be paid as follows:

(a)         Microsoft Commerce Platform.  Microsoft will remit to NewCo all Net Revenue from transactions using the Microsoft Commerce Platform during each Contract Year, less the amount of the Revenue Share Service Fee for such Contract Year that has not as of the date of such remittance been paid by NewCo to Microsoft by prior deductions from remittances under this Section 7.2.2(a) or by payments under Section 7.2.2(b).  Microsoft shall remit to NewCo all amounts described in clause (b) of the definition of Net Revenue that are payable by NewCo to third parties.

(b)        Non-Microsoft Commerce Platform.  NewCo will remit all Net Revenue to Microsoft on a quarterly basis during each Contract Year to the extent that the Revenue Share Service Fee payable by NewCo to Microsoft has not as of the date of such remittance been paid by NewCo to Microsoft by prior deductions from remittances under Section 7.2.2(a) or by payments under this Section 7.2.2(b).

(c)         No Carry Over.  Notwithstanding anything to the contrary in this Agreement, Microsoft shall not be entitled under this Section 7 to receive for any Contract Year any amount in excess of its Revenue Share Service Fee for such Contract Year.  If the Revenue Share Service Fee for a Contract Year is less than the amount of the Advances for such Contract Year, then such shortfall for the applicable Contract Year will be nonrefundable and ineligible for recoupment in following Contract Years.

(d)        “Revenue Share Service Fee” means, for each Contract Year, an amount equal to:

(i)         (A)         [***] of [***] Net Revenue for such Contract Year, plus (B) [***] of [***] Net Revenue for such Contract Year, plus

(ii)         the lesser of:

     (A)        NewCo’s Base Share for such Contract Year, and

     (B)         the Advances received by NewCo for such Contract Year.

7.2.3       Deferral of Advances.  Microsoft may defer payment of [***] of the amount of any and/or all Advances that have not yet been required to have been made under Section 7.2.1 if:

                                (a)         the Core Geo Trade Book Condition is not satisfied before [***]; or

(b)         NewCo fails to (i) cure a material noncompliance with the [***] requirements for the NewCo Windows App set forth in Section 2.4 or (ii) address material defects or critical security vulnerabilities, in each of (i) or (ii), within four months after written notice from Microsoft, with such deferral in the case of this clause (b) to start upon the expiration of such notice period.

If NewCo has met the Core Geo Trade Book Condition but has otherwise not met the Core Geo Commercial Content Condition before [***], then [***] of any and/or all Advances that have not yet been required to have been made will be subject to deferral. Microsoft will pay the balance of any amounts deferred under this Section 7.2.3 when the failure giving rise to the deferral is cured.

7.3           Reporting and Reconciliation. Within 30 days after the Effective Date, NewCo and Microsoft will agree on a quarterly reporting mechanism to exchange information about the gross revenue portion of Net Revenue that each party transacts during the prior quarter, the information necessary to calculate Net Revenue for such period, as well as any remittances it made to the other during such period. Within 30 days after the Effective Date, NewCo and Microsoft will also agree on a quarterly true-up process to validate (a) the total Net Revenue for such period, (b) the cumulative Revenue Share Service Fee paid to Microsoft to date for the relevant Contract Year, and (c) any further remittances by NewCo to Microsoft needed to pay unpaid Revenue Share Service Fees payable for the relevant Contract Year in accordance with Section 7.2. NewCo and Microsoft will agree on a mechanism for submitting any such remittances required as a result of this true-up process. Any disputes related to Section 7.2.2 or this Section 7.3 (to the extent related thereto) will be resolved through Formal Escalation and, if that does not resolve the dispute, Expedited Arbitration.

7.4           Quarterly Operational Cost Payments. Microsoft will pay to NewCo $25,000,000 each year for the first five years of the Term, for a total amount of up to $125,000,000, for purposes of assisting NewCo in acquiring local Reading Content and technology development in the performance of NewCo’s obligations under this Agreement. Microsoft will make such payments in quarterly installments of $6,250,000, with the first such installment becoming payable on the Effective Date, subject to deferral pursuant to Section 7.5.

7.5           Payment Deferral for Default in Royalty Obligations under Patent Agreement

7.5.1       Undisputed Patent Royalties.  If the obligor under the Patent Agreement (“Patent Obligor”) fails to pay any Patent Royalty when due under the Patent Agreement (i.e. within [***] days after Microsoft’s invoice in accordance with the Patent Agreement), then, unless such payment is the subject of a dispute under Section 7.5.2, Microsoft may defer payment of any and all amounts otherwise due or becoming due to NewCo under this Agreement during the period beginning upon the payment due date (i.e. [***] days after invoice) and will give NewCo or the Patent Obligor written notice of such default, and the Patent Obligor has an additional [***] days to cure such default before it becomes a NewCo Material Default, provided that the amount subject to deferral will not exceed the amount that the Patent Obligor has failed to pay under the Patent Agreement.

7.5.2       Disputed Patent Royalties.  If the Patent Obligor or Microsoft disputes any royalty obligation under the Patent Agreement, then the parties will promptly submit the dispute to Expedited Arbitration under the Patent Agreement. To the extent such royalty obligation is upheld in a final ruling in that Expedited Arbitration, then the Patent Obligor will have [***] days after such ruling to cure such default before it becomes a NewCo Material Default. Microsoft may defer any Microsoft payment obligations coming due during the period beginning on the date of a ruling in the Expedited Arbitration that the Patent Obligor has not met its royalty obligations in the Patent Agreement, provided that the amount subject to deferral will not exceed the amount that the Patent Obligor has failed to pay under the Patent Agreement.

7.6           Taxes

7.6.1       Responsibility for Own Taxes.  Each party and its respective Affiliates are responsible for all taxes (including net income, gross receipts, franchise and property taxes and taxes arising from transactions between such party and its customers) imposed on such party or its Affiliates under applicable laws and arising as a result of or in connection with this Agreement or the transactions contemplated by this Agreement.

7.6.2       Payments Exclusive of Taxes.  Except as set forth in Section 7.6.3 and Section 7.6.4, amounts payable under this Agreement by one party to the other party shall not be adjusted for any taxes, duties, levies, fees, excises or tariffs imposed on the payor or the recipient.

7.6.3      Transaction Taxes.  If any sales tax, VAT or other transaction taxes are required by law to be collected by the recipient with respect to any payment under this Agreement, the payor will remit such sales tax, VAT or other transaction taxes to the recipient; provided, that the recipient will furnish the payor with a valid invoice that meets the requirements imposed by the appropriate taxation authority.

7.6.4       Withholding for Taxes on Payments.  If any taxes are required by law to be withheld by the payor with respect to any payment under this Agreement, the payor will deduct and withhold such taxes from the amount owed to the recipient of the payment and remit such withheld taxes to the appropriate taxing authority; provided, that the payor will furnish evidence of such remitted taxes to the recipient as is sufficient to enable the recipient to seek any refunds or credits available to it.

7.6.5       Cooperation to Minimize Taxes.  The parties will reasonably cooperate (and will require each of their Affiliates to cooperate) with one another (a) in the filing of any tax returns required to be filed with respect to any taxes collected under Section 7.6.3 or withheld under Section 7.6.4 or the contesting of any such tax, (b) to minimize or reduce any taxes collected under Section 7.6.3 or withheld under Section 7.6.4 and (c) in the event of an audit to make available to the other parties all information, records or documents relating to any audits or assessments attributable to or resulting from the taxes collected under Section 7.6.3 or withheld under Section 7.6.4 to the extent not protected by law or otherwise subject to privilege.

7.7           Records.  During the Term and for a period of at least seven years thereafter, each of the parties will keep and maintain, and will require each of its Affiliates to keep and maintain, complete and accurate books and records related to its compliance with all terms and conditions of this Agreement (collectively, “Audit Information”). Audit Information will be the Confidential Information of the party being audited (“Audited Party”).

7.8           Audit.  Upon not less than 30 days’ advance written notice from a party desiring to conduct an audit (“Auditing Party”) of another party’s Audit Information, the Audited Party will make such Audit Information available for audit by an independent certified public accounting firm (together with independent technical personnel if and as reasonably required for such accountant to perform the audit) designated by the Auditing Party and approved by the Audited Party, which approval will not be unreasonably withheld. Unless otherwise agreed by the Auditing Party and the Audited Party, any such audit will be conducted during regular business hours, at the Audited Party’s principal place of business, not more frequently than once in any period of 12 consecutive months and in a manner that does not unreasonably interfere with the Audited Party’s normal course of business. Notwithstanding the foregoing, the Auditing Party may conduct more than one audit within a 12 month period if, in the Auditing Party’s good faith judgment, the Auditing Party has a bona fide basis for any failure of the Audited Party to comply with its obligations under this Agreement. If any audit reveals an overpayment by the Audited Party, then the Audited Party will receive a credit, in the amount of such overpayment, that will be applied only against future amounts owing by the Audited Party under this Agreement. If any audit reveals an underpayment by the Audited Party, then the Audited Party will pay the amount of the underpayment within 45 days after the date of the auditor’s report. Further, if any audit reveals an underpayment of more than 5% of the total amount subject to the audit, then Audited Party will reimburse the Auditing Party within 30 days after the Auditing Party’s request, for all costs and expenses reasonably incurred by the Auditing Party to conduct the audit.

7.9           Other Costs and Expenses. Except as otherwise expressly provided in this Section 7, each party will bear all costs it incurs in the performance of its obligations under this Agreement.

Section 8.             Data.

8.1           Rights to Use Data.  Each party has the right to use data in its systems related to its performance under this Agreement, except (a) to the extent prohibited by law or by the conditions under which the relevant Content was acquired, and (b) that Microsoft will not use, or transfer to a third party to use, data in the Microsoft Commerce Platform due to the reliance of a NewCo App and the NewCo Store on that system or transmitted via the NewCo APIs  (i.e. data that identifies an individual as a customer of the NewCo Store, identifies a publisher and the publication of its Content in the NewCo Store, and identifies a purchase transaction in the NewCo Store as associated with a customer or publisher) in a way that [***]. The foregoing exception (b) does not apply in the case of data related to publication to, purchase of or Consumption Experiences for Content in the NewCo Store by users of Microsoft Products and Services to the extent such data is used directly or indirectly consistent with the intent of the user; provided, however, that Microsoft will not create and present to customers functionality that enables [***].  [***] the previous sentence is not intended to permit Microsoft to use information relating to the purchase of Reading Content by a user, including the fact that Reading Content was purchased from NewCo by such user, to sell Reading Content.

8.2           Privacy and Data Protection Laws.   Each party will comply with privacy and data protection laws applicable to its performance of its obligations under this Agreement. If and to the extent a party believes its performance may not comply with such laws, the parties will engage in good faith efforts to discover and implement a mechanism to meet those obligations in accordance with such laws. NewCo shall not be required to transfer to or share with Microsoft, or permit Microsoft to use, NewCo customer or publisher data in a manner that violates the applicable NewCo or B&N privacy policies, and acknowledges that the transfers described in this Section 8.2 will not do so, as long as the consents described in Sections 8.2.2 and 8.2.3 are obtained.  Subject to the first sentence of this Section 8.2, NewCo will provide Microsoft with customer and publisher data in the following situations:

8.2.1       Microsoft Commerce Platform.  To the extent permitted by applicable law, NewCo will transfer customer data and publisher data to Microsoft necessary to effect the following types of transactions by end users through the Microsoft Commerce Platform:  (a) purchases of Content from the NewCo Store and (b) publishing of Reading Content to the NewCo Store (including making payments to the end user that published such Reading Content), provided that Microsoft shall only be permitted to use such customer and publisher data for the purpose of effecting such transactions and, if the relevant end user expressly consents in advance to use by Microsoft for such purpose, effecting other transactions requested by such end user using the Microsoft Commerce Platform.  NewCo will not modify its privacy policy to impair or prohibit such transfer or use, except as required by applicable law.  For the avoidance of doubt, data collected by Microsoft from end users will not be considered data provided or transferred by NewCo to Microsoft for purposes of this Agreement.

8.2.2       NewCo APIs.  To the extent permitted by applicable law, NewCo will transfer customer data and publisher data to Microsoft through use of NewCo APIs by Microsoft Products and Services in accordance with Section 3.1 in order to enable purchases by end users of Content in the NewCo Store, Consumption Experiences for Content from the NewCo Store and users to publish Reading Content to the NewCo Store, provided that Microsoft obtains express advance user consent to NewCo providing such data for such purposes through user consent to the terms and conditions of use of the relevant Microsoft Products and Services which will utilize the NewCo APIs for those purposes and, [***]. Microsoft will ultimately elect how to obtain consents satisfying the requirements of this Section 8.2.2, but it is expected that Microsoft will obtain this consent by including it in the license terms or privacy policy applicable to the relevant version of the Microsoft Product and Service and, in any case, [***].

8.2.3       Microsoft Service Maintenance Toolkit.  NewCo will include in its privacy policy a provision substantially similar to the provision entitled “Sales, Mergers, and Acquisitions” in the B&N privacy policy dated January 10, 2012.  Within 10 days of the date the Microsoft Service Maintenance Toolkit or Deposit Materials, as applicable, are required (taking into account any applicable periods for delivery and, if applicable, the completion of any Expedited Arbitration) to be delivered to Microsoft in accordance with Sections 10.3, 10.4, 11.5 or 11.6, as applicable, NewCo will (a) notify end users of, and (b) to the extent it believes in good faith that notwithstanding the provision in its privacy policy above, it is required by applicable law to obtain user consent (taking into account such analysis or other information relevant to such subject that Microsoft provides to NewCo), will request end users to consent to, the transfer to, and use by, Microsoft of the Customer Data and Publisher Data included therein in accordance with Section 10.2 and will require such required end user consent as a condition to using the NewCo Store or a NewCo App at any time following the date on which Microsoft becomes entitled to receive the Microsoft Maintenance Toolkit or Deposit Materials, as applicable.  If requested by Microsoft, NewCo will also, within the 10-day period identified in the previous sentence, assist Microsoft in providing such notice and obtaining any required end user consent to such transfer and use by sending an email to end users with respect to which Customer Data or Publisher Data is included in the Microsoft Service Maintenance Toolkit or Deposit Materials, as applicable, informing them of the circumstances surrounding the transfer of such user’s data and offering them the opportunity to provide any such required consent.  NewCo will structure such consent request as an “opt-out” (i.e., end users are considered to have consented unless they object to the request within a period of not more than 30 days (as determined by NewCo), unless NewCo believes in good faith that a longer period is required to comply with applicable law (taking into account such analysis or other information relevant to such subject that Microsoft provides to NewCo) or commercial custom in the applicable jurisdiction) for all data and in all jurisdictions for which NewCo believes in good faith such structure complies with applicable law, taking into account such analysis or other information relevant to such subject that Microsoft provides to NewCo.

Section 9.             Confidentiality

9.1           NDA.  The parties agree that the NDA will apply to any Confidential Information exchanged by the parties in connection with this Agreement.

9.2           Terms of Agreement.  The mere existence of this Agreement and the identification of the parties are not confidential. However, the specific terms and conditions of this Agreement (including the financial terms set forth in Section 7, the amount of any payments by any party to another party under this Agreement, and schedules for releases of products or services) are confidential and will not be disclosed by any party except: (a) as may be required by applicable law or stock exchange rules; (b) as may be required by judicial or governmental order or rule (provided that for both (a) and (b), the disclosing party either gives the other party reasonable notice to enable it to seek a protective order or uses reasonable measures to seek an appropriate protective order itself); (c) in confidence to a party’s accountants, tax advisors, auditors and/or attorneys for purposes of seeking professional services; and (d) by written consent of the disclosing party and only under terms of confidentiality. Further, the parties agree that this Agreement contains competitively sensitive information the public disclosure of which would be competitively harmful. B&N or NewCo, as the case may be, will notify Microsoft before filing this Agreement as an exhibit to any registration statement or periodic report filed with the SEC or other regulatory agency, and NewCo or B&N, as the case may be, will make a request for confidential treatment of such competitively sensitive information in connection with any such filing if such a request is consistent with applicable regulatory agency regulations and guidance. The request will seek a confidentiality term that is at least as long as the term of this Agreement. B&N or NewCo, as the case may be, will consult with Microsoft with respect to any such confidential treatment request.

9.3           Publicity.  The parties agree to the prompt publication of the joint press release agreed upon by the parties. Except as expressly permitted in the NDA, Section 9.2 or this Section 9.3, no party (or any of their Affiliates) may issue any press release or make any similar public announcement or public statement, regarding this Agreement without the prior written approval and consent of the other parties. Except as expressly permitted in the NDA, Section 9.2 or this Section 9.3, any and all press releases or similar public announcements or public statements relating to this Agreement will be approved in advance of the release, in writing, by B&N, NewCo and Microsoft and once released, a party may repeat information so released without further consent of the other parties. Additionally, in connection with joint press releases and communications, the parties’ respective public relations and communications staff will consult to develop (and update, when appropriate) standard messaging points that may be used to describe the parties’ relationships under this Agreement.

Section 10.           Intellectual Property

10.1        Defense Against Third Party Infringement Claims.  NewCo will use commercially reasonable efforts to defend the NewCo Apps against claims by any third party that any of the NewCo Apps infringes or misappropriates any Intellectual Property Right. Without limitation of the foregoing, NewCo will use such efforts to have any injunction or restraining order obtained by a third party which prohibits or restricts the distribution or use of any of the NewCo Apps dissolved or vacated, subject in each case to the right of NewCo to make modifications to the NewCo Apps to address such claims. Microsoft will provide such assistance in connection with NewCo’s defense of such claims as NewCo may reasonably request; provided, however, that NewCo pays or reimburses the reasonable and necessary out-of-pocket expenses of Microsoft as approved in advance by NewCo.

10.2        Transition License. NewCo hereby grants to Microsoft and its Subsidiaries a non-exclusive, irrevocable, non-transferrable, royalty-free, worldwide license to:

(a)           use, produce, reproduce, modify, offer, display, license, distribute and otherwise make available the NewCo Apps (excluding trademarks) solely for the purpose of continuing to offer and provide them to end users in order to offer and provide them services equivalent to the services provided or required to be provided to them under the NewCo SLA;

(b)           use, produce, reproduce and modify the NewCo App Materials solely for the purpose of exercising the rights set forth in (a) above;

(c)           use, produce, reproduce, modify, offer, display, license, distribute and otherwise make available the website for the NewCo Store (excluding trademarks) solely for the purpose of offering and providing end users services equivalent to the services provided or required to be provided to them under the NewCo SLA;

(d)           use, reproduce and modify the NewCo Store Materials solely for the purpose of exercising the rights set forth in (c) above; and

(e)           use, produce and reproduce any Customer Data and Publisher Data as needed by Microsoft to provide a consistent level of services and experiences to customers in relation to the Content they have acquired or provided, all of which data will be subject to the provisions set forth in Section 8.

The license granted in this Section 10.2 is a present grant of license, effective in accordance with its terms immediately upon the Effective Date. However, Microsoft covenants that neither it nor any of its Subsidiaries will exercise any of the rights granted pursuant to the license granted in this Section 10.2 unless and until:

(i)	a Liquidation Event, and then only after receipt by Microsoft of the Microsoft Service Maintenance Toolkit or Deposit Materials;

(ii)
a Bankruptcy Event, and then only (A) as to the NewCo App Materials and the NewCo Store Materials, during that portion of the Transition Period (if any) after receipt by Microsoft of the Microsoft Service Maintenance Toolkit or Deposit Materials, and (B) as to the Customer Data and Publisher Data, after receipt by Microsoft of such materials, all of which data will be subject to the provisions set forth in Section 8; or

(iii)
a Non-Renewal, a termination by Microsoft for a NewCo Material Default, or a termination by NewCo for a Microsoft Material Default, and then only (A) as to the NewCo App Materials and the NewCo Store Materials, during that portion of the Transition Period (if any) after receipt by Microsoft of the Microsoft Service Maintenance Toolkit or Deposit Materials, and (B) as to the Customer Data and Publisher Data, after receipt by Microsoft of such materials, all of which data will be subject to the provisions set forth in Section 8.

10.3        Liquidation Event Without Termination.  In the case of a Liquidation Event without termination of this Agreement, then, upon Microsoft’s request, NewCo will promptly provide the Microsoft Service Maintenance Toolkit to Microsoft for use in accordance with the license granted in Section 10.2.  If NewCo fails to provide the Microsoft Service Maintenance Toolkit within 7 days after Microsoft’s request, then, unless NewCo in good faith gives by written notice of a bona fide dispute about whether a Liquidation Event has occurred (in which case, the provisions of Section 11.6(e) will apply), upon Microsoft’s request, the Escrow Agent will forthwith release the Deposit Materials to Microsoft for use in accordance with the license granted in Section 10.2.

10.4        Bankruptcy Event Without Termination.  If in the case of a Bankruptcy Event without termination of this Agreement, NewCo fails to cure any material noncompliance with the NewCo SLA within 7 days after written notice from Microsoft, then Section 11.6(e) will apply to the release of the Deposit Materials to Microsoft for use in accordance with the license granted in Section 10.2. Upon delivery of the Deposit Materials to Microsoft pursuant to this Section 10.4, then NewCo’s obligation to provide the NewCo SLA will continue only until the earlier of (a) the last day of the Transition Period or (b) 12 months after the date of Microsoft’s taking possession of the Microsoft Service Maintenance Toolkit or Deposit Materials, as the case may be.

10.5        Licenses.  Except for the licenses granted in Sections 2.5.2, 6.2, and 10.2, no licenses are granted under this Agreement, whether by implication, estoppel, statute or otherwise. The parties hereby disclaim the grant of any and all express or implied licenses under this Agreement.

10.6        Reservation of Rights.  All rights not expressly granted under this Agreement or other written agreements between the parties are reserved. Except for the licenses granted under Sections 2.5.2, 6.2 and 10.2, NewCo and its Affiliates retain all right, title and interest in and to all Intellectual Property Rights of NewCo and its Affiliates. Microsoft and its Affiliates retain all right, title and interest in and to all Intellectual Property Rights of Microsoft and its Affiliates. Except as otherwise provided in Section 1.2(a), B&N and its Affiliates retain all right, title and interest in and to all Intellectual Property Rights of B&N and its Affiliates. Without limitation of the foregoing, each party reserves any and all Intellectual Property Rights to which it may be entitled under applicable law by virtue of its development of any software, invention or other technology under this Agreement.

10.7        Excluded Licenses.  Each party will ensure that deliverables provided to the other party (including the NewCo Apps, NewCo APIs and any code exchanged pursuant to the scenarios in Section 3) will not be governed by licenses that purport to provide immunity under the other party’s intellectual property if used or distributed by the other party (e.g., deliverables provided by a party in whole or in part will not be governed by any version of the GPL, LGPL or similar license).

Section 11.           Term and Termination

11.1        Term.  The term of this Agreement will commence on the Effective Date and continue until the date that is five years after the earlier of December 31, 2012 or the Launch Date unless extended as provided for in Section 11.2 or terminated in accordance with Section 11.3 or 11.4 (“Term”).  No party may terminate this Agreement for convenience.  If prior to the Effective Date the Investment Agreement is terminated in accordance with its terms, this Agreement shall automatically be canceled in its entirety, shall never become effective, and shall thereupon become null and void.

11.2        Extension.  At least one year before the expiration of the Term, NewCo and Microsoft will meet to discuss whether they desire to extend the Term. If both parties desire to extend the Term, they will discuss in good faith the terms upon which each of the parties would be willing to extend the Term. If either NewCo or Microsoft determines at any point during the one year period before the expiration of the Term not to extend the Term, it will promptly notify the other parties. Unless extended upon mutual agreement of the parties, the Agreement will terminate upon the expiration of the Term. Termination of this Agreement will end the Term.

11.3        Termination by Microsoft.  In the case of a Liquidation Event or a Bankruptcy Event, Microsoft may terminate this Agreement by giving NewCo written notice of termination. In the case of a NewCo Material Default, Microsoft may terminate this Agreement by giving NewCo written notice of termination describing such NewCo Material Default in reasonable detail, provided that such termination will not be effective if such NewCo Material Default is caused by Microsoft failing to comply with its obligations under this Agreement.

11.4        Termination by NewCo.  In the case of a Microsoft Material Default, NewCo may terminate this Agreement by giving Microsoft written notice of termination describing such Microsoft Material Default in reasonable detail, provided that such termination will not be effective if such Microsoft Material Default is caused by NewCo failing to comply with its obligations under this Agreement.

11.5        Effect of Termination.  Upon termination or expiration of this Agreement, the following will apply:

11.5.1       Liquidation Event.  If Microsoft terminates this Agreement under Section 11.3 for a Liquidation Event, then, upon Microsoft’s request, NewCo will promptly provide Microsoft Service Maintenance Toolkit to Microsoft for use in accordance with the license granted in Section 10.2. If NewCo fails to provide the Microsoft Service Maintenance Toolkit within 7 days after Microsoft’s request, then, unless NewCo in good faith gives written notice of a bona fide dispute with respect to whether a Liquidation Event has occurred (in which case, the provisions of Section 11.6(e) will apply), upon Microsoft’s request, the Escrow Agent will release the Deposit Materials to Microsoft for its use in accordance with the license granted in Section 10.2.

11.5.2       Bankruptcy Event.  If in the case of a Bankruptcy Event, NewCo materially fails to provide at least the level of service specified in the NewCo SLA within 7 days after written notice from Microsoft, then Section 11.6(e) will apply to the release of the Deposit Materials to Microsoft for use in accordance with the license granted in Section 10.2. Upon delivery of the Deposit Materials to Microsoft pursuant to this Section 11.5.2, then NewCo’s obligation to provide the NewCo SLA will continue only until the earlier of (a) the last day of the Transition Period or (b) 12 months after the date of Microsoft’s taking possession of the Microsoft Service Maintenance Toolkit or Deposit Materials, as the case may be.

11.5.3       NewCo Material Default, Microsoft Material Default or Non-Renewal.  If Microsoft terminates this Agreement under Section 11.3 for a NewCo Material Default, if NewCo terminates this Agreement under Section 11.4 for a Microsoft Material Default or if a Non-Renewal occurs then:

   (a)         upon NewCo’s request, Microsoft will continue to enable use of the Microsoft Commerce Platform, use of the Microsoft ID System, and other services as specified in the Microsoft SLA throughout the Transition Period;

   (b)         upon Microsoft’s request, NewCo will continue to provide the NewCo Store, the NewCo Apps, Content, and other services as specified in the NewCo SLA throughout the Transition Period; and

   (c)         if NewCo fails to cure any material noncompliance with the NewCo SLA within 7 days after written notice from Microsoft, then Microsoft may institute an Expedited Arbitration seeking to require NewCo to provide the Microsoft Service Maintenance Toolkit for use in accordance with the license in Section 10.2, and Section 11.6(e) will apply to the release of the Deposit Materials to Microsoft for use in accordance with the license in Section 10.2.

Upon delivery of the Microsoft Service Maintenance Toolkit or Deposit Materials to Microsoft pursuant to clause (c) of this Section 11.5.3, then NewCo’s obligation to provide the NewCo SLA will continue only until the earlier of (i) the last day of the Transition Period or (ii) 12 months after the date of Microsoft’s taking possession of the Microsoft Service Maintenance Toolkit or Deposit Materials, as the case may be.

11.6        Escrow Agreement.  Within 60 days after the Effective Date, NewCo, B&N and Microsoft will enter into an escrow agreement (“Escrow Agreement”) with an independent escrow agent (“Escrow Agent”) designated by Microsoft and approved by NewCo, which approval will not be unreasonably withheld. The parties agree that [***] shall be the Escrow Agent unless and until a successor or alternative thereto is appointed with the written consent of each of NewCo and Microsoft. The Escrow Agreement will provide for the following:

(a)           within 30 days after execution of the Escrow Agreement, NewCo will deposit with the Escrow Agent versions of the Deposit Materials as of the most current date reasonably practicable prior to the date of such deposit;

(b)           quarterly throughout the Term, NewCo will deposit with the Escrow Agent copies of NewCo’s own backup copies of the Source Code, data files containing the Customer Data and Publisher Data, and the other items referred to in the definition of Deposit Materials as of the most current date reasonably practicable prior to the date of such deposit, which copies may contain Source Code and data beyond those referred to in the definition of Deposit Materials;

(c)           each deposit of Deposit Materials will be subject to verification (which includes examination of the Deposit Materials but does not include examination of records of NewCo), at Microsoft’s option, by the Escrow Agent or an independent third party designated by Microsoft and approved by NewCo (such approval not to be unreasonably withheld) who will only be authorized to disclose to Microsoft whether the Deposit Materials are deposited in accordance with this Agreement;

(d)           following commencement of an Expedited Arbitration in which release of the Deposit Materials is sought, following a Liquidation Event or as of the latest date reasonably practicable prior to a release in accordance with Section 11.6(e)(i), NewCo will promptly undertake to update and then filter Source Code and data included in backup copies of such items deposited with the Escrow Agent to eliminate or redact items that are not referred to in the definition of Deposit Materials;

(e)           the Escrow Agent will release the Deposit Materials to Microsoft only if and when (i) Microsoft and NewCo each direct the Escrow Agent in writing to release them based on satisfaction of the conditions for release, (ii) the release is ordered, or the conditions for release are determined to exist, in an Expedited Arbitration, or (iii) the conditions for release specified in Section 10.3 have been satisfied;

(f)           NewCo will continue to have the opportunity to cure, at any time up to a finding of material breach of the NewCo SLA in an Expedited Arbitration the asserted material breach of the NewCo SLA and, in the event of such cure (as agreed by the parties or so determined in the Expedited Arbitration), the Escrow Agent will not release the Deposit Materials to Microsoft and Microsoft and its Subsidiaries will not exercise their rights under the license granted under Section 10.2;

(g)           the Deposit Materials will be subject to the license set forth in Section 10.2;

(h)           Microsoft and NewCo will share equally the costs of the escrow; and

(i)           terms otherwise consistent with Sections 10.2, 10.3, 10.4, 10.5 and this Section 11.6.

11.7           Survival. Only Sections 1.1 (and all other definitions), 2.5.2 (as to distribution rights for NewCo Windows Apps released before the effective date of expiration or termination), 2.6, 3.3, 6.2 (as to distribution rights for NewCo Phone Apps released before the effective date of expiration or termination), 7.1, 7.2, 7.3, 7.6, 7.7, 7.8, 7.9, 8, 9, 10.1, 10.2, 10.5, 10.6, 10.7, 11.5, 11.6, 11.7, 12, 13 and 14; Exhibit A; and Exhibit B Section 4 of this Agreement will survive any expiration or termination of this Agreement; provided that the restrictions in clause (b) in Section 8.1 (and associated limitations thereto in Section 8.1) will survive until the date that is two years after the earlier of (i) the last day of the Transition Period or (ii) the day that NewCo materially and permanently stops providing the level of service specified in the NewCo SLA; provided, further, that Section 1.7 shall survive (i) insofar as it relates to Sections 1-3 of Exhibit B until the last day of the Transition Period and (ii) insofar as it relates to Section 4 of Exhibit B indefinitely. In addition, the reporting and true-up mechanism agreed to pursuant to Section 7.3 will survive any termination or expiration to allow for final reconciliation and reporting of amounts accrued or owing under this Agreement. However, any expiration or termination of this Agreement will be without prejudice to any right or remedy of any party arising out of any breach of this Agreement, including recovery of any amounts owing under this Agreement.

Section 12.           Representations and Warranties

12.1        By Microsoft.  Microsoft represents and warrants to NewCo and B&N that (a) it has the right, power and authority to enter into and perform its obligations under this Agreement, and (b) its representative whose signature is affixed to this Agreement has full capacity and authority to bind it to the terms of this Agreement.

12.2        By B&N and NewCo.  NewCo and B&N jointly and severally represent and warrant to Microsoft that (a) each of NewCo and B&N has the right, power and authority to enter into and perform its obligations under this Agreement, and (b) each of its representatives whose signature is affixed to this Agreement has full capacity and authority to bind it to the terms of this Agreement.

12.3        Disclaimer.  EXCEPT AS EXPRESSLY PROVIDED OTHERWISE IN THIS AGREEMENT OR A RELATED AGREEMENT, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY PROVIDES ALL SOFTWARE, DEVICES, TECHNOLOGY, SERVICES, CONTENT, DATA, INFORMATION AND OTHER MATERIALS UNDER THIS AGREEMENT “AS IS” AND WITH ALL FAULTS AND WITHOUT ANY WARRANTIES, REPRESENTATIONS AND CONDITIONS OF ANY KIND, WHETHER EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTIES OF OR RELATED TO MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT, ACCURACY OR COMPLETENESS OF RESPONSES, RESULTS, AND LACK OF NEGLIGENCE.

Section 13.           Limitations of Liability

13.1        Disclaimer of Consequential Damages.  EXCEPT FOR ANY CLAIMS ARISING FROM BREACH OF SECTION 8, NEITHER NEWCO, B&N NOR MICROSOFT NOR ANY OF THEIR RESPECTIVE AFFILIATES WILL BE LIABLE FOR ANY LOSS OF PROFIT, BUSINESS OR GOODWILL, OR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, PUNITIVE OR SPECIAL COSTS, DAMAGES OR EXPENSES WHATSOEVER ARISING OUT OF, OR IN ANY WAY CONNECTED WITH, THIS AGREEMENT OR THE BREACH THEREOF, REGARDLESS OF THE LEGAL THEORY UPON WHICH ANY CLAIM FOR SUCH DAMAGES IS BASED, EVEN IN THE EVENT OF FAULT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY, BREACH OF CONTRACT OR BREACH OF WARRANTY OF ANY PARTY. THE FOREGOING EXCLUSION WILL APPLY EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES IN ADVANCE AND EVEN IF ANY AVAILABLE REMEDY FAILS ITS ESSENTIAL PURPOSE.

13.2        Limitations on Amounts of Liability. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, AND EXCEPT AS TO AMOUNTS PAYABLE BY EACH PARTY TO THE OTHER PURSUANT TO SECTION 7, THE TOTAL AGGREGATE LIABILITY OF EACH PARTY AND ITS AFFILIATES, INDIVIDUALLY AND COLLECTIVELY, TO THE OTHER PARTIES AND THEIR AFFILIATES, INDIVIDUALLY AND COLLECTIVELY, FOR ALL CLAIMS UNDER THIS AGREEMENT WILL BE LIMITED IN AMOUNT TO $[***].

13.3        Excused Performance.  No party will be liable, or considered to be in breach or default under this Agreement, on account of any delay, failure in performance, interruption of service, loss or damage resulting directly or indirectly from any Force Majeure; provided, that the party suffering the Force Majeure: (a) gives the other parties prompt written notice of the Force Majeure, the anticipated duration and consequences of the Force Majeure, and the action being taken to overcome, avoid and mitigate the consequences; and (b) takes commercially reasonable steps to overcome, avoid and mitigate the consequences.

13.4.       Material Breach of SLAs.  Notwithstanding any other provision of this Agreement to the contrary, but subject to the limitations set forth in Sections 13.1 and 13.2, in the event of a material breach of either the NewCo SLA or the Microsoft SLA, then, in addition to any other remedies specified herein, the parties agree that:

(a)           the non-breaching party will be entitled to seek damages or other remedies available in law or equity for such material breach; and

(b)           in the event of a material breach or a finding of a likelihood of success on a party’s claim of a material breach where a party is seeking preliminary injunctive relief, it would be appropriate for a court or arbitrator to issue an order (both preliminary and permanent), applicable on a worldwide basis, requiring the cure of such material breach and full performance of the NewCo SLA and/or the Microsoft SLA, as the case may be, because, inter alia, the parties agree that (i) it is highly likely that the non-breaching party will suffer irreparable harm from such material breach unless such material breach is immediately cured, (ii) the risk of irreparable harm to the non-breaching party from such material breach outweighs the potential harm to the breaching party of immediately requiring that it cure such material breach, and (iii) such immediate injunctive relief is in the public interest and particularly in the interest of affected customers.

Section 14.           General

14.1        365(n).  All licenses and rights granted to Microsoft and its Affiliates under or pursuant to this Agreement are, and will otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses of rights to “intellectual property” as defined under Section 101 of the U.S. Bankruptcy Code. Microsoft and its Affiliates, as licensee of such rights under this Agreement, will retain and may fully exercise all its rights and elections under the U.S. Bankruptcy Code. In the event of the commencement of a bankruptcy proceeding by or against NewCo under the U.S. Bankruptcy Code, Microsoft and its Affiliates will be entitled to complete access to (or a compete duplicate of, as appropriate) any such intellectual property and all embodiments of such intellectual property, and same, if not already in Microsoft’s possession, will be promptly delivered to Microsoft.

14.2        Non-Exclusive; Independent Development.  Except as provided in Section 1.5, the rights and obligations of the parties under this Agreement are non-exclusive. Except as set forth in Section 1.5, nothing in this Agreement restricts a party’s right (a) to acquire, license, develop for itself, or have others develop for it, software, content or technology performing the same or similar functions as the software, content or technology owned or furnished by another party (“competing technology”), so long as it did so without violating this Agreement, or (b) to market, distribute or otherwise exploit such competing technology. Without limiting the foregoing, Microsoft and its Affiliates may develop alternate digital content consumption and authoring experiences on its own or with other companies and also has the unrestricted ability to work with other content and application providers, including to enable digital content experiences to end users. For clarity, nothing in this Section 14.2 changes the obligations or restrictions in Section 8.

14.3        Independent Parties.  The parties are independent contractors. This Agreement does not create, and should not be interpreted or construed as creating, any agency, partnership, joint venture, franchise, or employment relationship between the parties. No party has the authority to make any statements, representations or commitments of any kind or to take any action binding on another party.

14.4        Notices.  Except as otherwise agreed in writing by the parties, any notices given under this Agreement will be delivered either by messenger or overnight delivery service, or sent by facsimile with a confirmation sent via certified or registered mail, postage prepaid and return receipt requested, addressed to the intended recipient as set forth below or as otherwise specified by notice given in accordance with this Section 14.4. Notices will be deemed to have been given on the day when received by the party to whom the notice is given:

	To Microsoft:		To NewCo:
	Microsoft Corporation		[NewCo] LLC
	One Microsoft Way		c/o Barnes & Noble, Inc.
	Redmond, Washington 98052-6399		122 Fifth Avenue
New York, NY 10011
Attn:	Peter Klein
	Chief Financial Officer	Attn:	Eugene V. DeFelice
Vice President, General Counsel & Secretary

	Facsimile No.: (425) 706-7329		Facsimile No.: (212) 463-5683

	With a Copy to:		With a Copy to:

	Simpson Thacher & Bartlett LLP		Cravath, Swaine & Moore LLP
	425 Lexington Avenue		Worldwide Plaza
	New York, NY 10017		825 Eighth Avenue
New York, NY 10019
Attn: Alan M. Klein, Esq.
		Attn:	Scott A. Barshay, Esq.
Andrew R. Thompson, Esq.

	Facsimile No.: (212) 455-2502		Facsimile No.: (212) 474-3700

To B&N:
Barnes & Noble, Inc.
122 Fifth Avenue
New York, NY 10011

Attn:	Eugene V. DeFelice
Vice President, General Counsel & Secretary

Facsimile No.: (212) 463-5683

With a Copy to:

Cravath, Swaine & Moore LLP
Worldwide Plaza
825 Eighth Avenue
New York, NY 10019

Attn:	Scott A. Barshay, Esq.
Andrew R. Thompson, Esq.

Facsimile No.: (212) 474-3700

14.5        Dispute Resolution; Jurisdiction; and Governing Law.  This Agreement and all disputes arising out of or related to this Agreement will be governed by the laws of the State of New York, without reference to conflict of laws principles. Any and all claims, lawsuits or disputes of any kind between the parties arising out of or relating to this Agreement will be resolved in federal or state courts in the State of New York within the Southern District of New York. Each party hereby waives any challenge to the jurisdiction or venue of such courts over such claims, lawsuits or disputes. The rest of this Section notwithstanding, if and when applicable, each party will use (a) the Formal Escalation set forth in Exhibit B before commencing any lawsuit against another party relating to this Agreement, except as otherwise set forth in Section 3.3 of Exhibit B, and (b) will use the Expedited Arbitration process only where expressly so provided herein or in Exhibit B. Nothing will limit the right of a party, however, to seek a temporary restraining order or other provisional remedy to preserve the status quo or to prevent irreparable harm. In the event that discovery or any other materials in connection with any Expedited Arbitration are subject to seal or confidentiality or protective order, each party will be entitled to designate up to two in-house attorneys who will be entitled to have access to such materials, subject to reasonable confidentiality provisions to prevent disclosure to party employees not entitled to such access, which confidentiality provisions will be enforceable against such in-house attorneys in such proceedings, including by sanctions for violation thereof; provided, however, such access would not extend to source code. The inclusion of the foregoing provision relating to access to confidential information by in-house counsel in the context of Expedited Arbitration but not in the context of any other claim, lawsuit or dispute of any kind arising out of or related to this Agreement shall not result in or be relied on as supporting any implication that similar access to confidential information by designated in-house counsel would or would not be appropriate in connection with any such other claim, lawsuit or dispute.

14.6        Attorneys’ Fees. If a party employs attorneys to enforce any rights arising out of or relating to this Agreement, the prevailing party will be entitled to recover its reasonable attorneys’ fees, costs and other expenses, including the costs and fees incurred on appeal or in a bankruptcy or similar action.

14.7        Assignment. Neither NewCo nor B&N may assign this Agreement, or any rights or obligations hereunder, except with Microsoft’s express written consent or to an Affiliate in connection with an Initial Public Offering (as defined in the NewCo LLC Agreement) of NewCo or an Issuer or a “Qualified Distribution” in the NewCo LLC Agreement. Any attempted assignment in violation of this section will be void. Subject to the foregoing restriction on assignments by NewCo and B&N, this Agreement will be binding on, inure to the benefit of, and be enforceable by the parties and their respective successors and assigns.

14.8        Waivers. A party’s delay or failure to exercise any right or remedy will not result in a waiver of that or any other right or remedy. Failure by a party to enforce any provision of this Agreement will not be deemed a waiver of future enforcement of that provision.

14.9        Invalid Provisions. If any term of this Agreement or the application thereof is found by a court of competent jurisdiction to be in whole or in part invalid or unenforceable, then (a) the invalidity or unenforceability will not affect other terms or applications of this Agreement, (b) the remainder of this Agreement will continue in effect so long as the Agreement still expresses the intent of the parties, and (c) the parties will engage in good faith efforts to discover and implement a means of effectuating the intent of the parties in accordance with applicable laws.

14.10      Construction. As used in this Agreement, (i) the words “include” and “including” and variations thereof, will not be deemed to be terms of limitation, but rather will be deemed to be followed by the words “without limitation,” (ii) unless the context otherwise requires, the word “or” shall be deemed to be an inclusive “or” and shall have the meaning equivalent to “and/or.”

14.11      Order of Precedence. In the event of any direct conflict between any terms and conditions of this Agreement and any terms and conditions of any Exhibit or other document referenced in this Agreement, the terms and conditions of this Agreement will prevail over those of any such Exhibit or other document, but solely to the extent of such conflict. [***] Further, the requirements of this Agreement are in addition to the requirements of any other document or agreement referenced in this Agreement, and such other documents and agreements will not be construed to abrogate, diminish or amend in any way any of the requirements of this Agreement (for example, if an action is permitted by such other document or agreement and either required or prohibited by this Agreement, then such action will be required or prohibited as set forth in this Agreement).

14.12      No Third Party Beneficiaries. This Agreement is for the benefit of the parties and their Affiliates only, and will be enforceable by the parties and their Affiliates only. No action may be commenced or prosecuted against a party by any third party claiming as a third-party beneficiary of this Agreement.

14.13      Counterparts and Facsimile. This Agreement may be executed on facsimile copies or in counterparts, each counterpart of which will be deemed an original and all of which together will constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof. Notwithstanding the foregoing, if requested by a party, the other parties will deliver original executed copies of this Agreement to such requesting party as soon as practicable following execution thereof.

14.14      Entire Agreement. This Agreement, together with the Related Agreements, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior or contemporaneous communications regarding such subject matter, whether written or oral, including any prior letters of intent or term sheets, including the Settlement Discussion Agreement dated July 12, 2011. This Agreement may not be modified except by a written agreement dated subsequent to the date of this Agreement and signed by an authorized representative of the party against whom such modification is sought to be enforced.

14.15      Compliance with Laws. Each party will comply with applicable laws in its performance under this Agreement, including NewCo complying with the Digital Millennium Copyright Act (DMCA) safe harbor notice and takedown requirements. To the extent a party believes that performing an obligation under this Agreement may not comply with applicable laws, it will notify the other party, and the parties will engage in good faith efforts to discover and implement a mechanism to meet such obligation in accordance with applicable laws.

[Signature Page Follows]

This Commercial Agreement is entered into by the parties as of the date first written above.

Barnes & Noble, Inc.
Signature: /s/ Eugene V. DeFelice
Name: Eugene V. DeFelice
Title: Vice President, General Counsel & Secretary

[Signature Page to the Commercial Agreement]

Microsoft Corporation
Signature: /s/ Steven A. Ballmer
Name: Steven A. Ballmer
Title: Chief Executive Officer

[Signature Page to the Commercial Agreement]

Exhibit A

Definitions

“Advance” has the meaning set forth in Section 7.2.1.

“Affiliate” means any legal entity that controls, is controlled by, or is under common control with a party, whether directly or indirectly (e.g., through successive tiers of control). For purposes of the foregoing and Section 1.5, an entity controls another entity if it beneficially owns more than 50% of the equity or voting interests of such entity or if it has the right to direct the management of the entity. An entity is an Affiliate for only so long as such control exists. However, notwithstanding the foregoing, for purposes of this Agreement, neither NewCo nor any entity that is directly or indirectly controlled by NewCo will be considered an “Affiliate” of B&N; and neither B&N nor any entity that directly or indirectly controls, is controlled by, or is under common control with B&N and that is not controlled by NewCo will be considered to be an “Affiliate” of NewCo for purposes of this Agreement.

“App Developer Agreement” means the applicable version of Microsoft’s then-current Windows Store Application Developer Agreement, the current pre-release version of which is currently located at http://msdn.microsoft.com/en-us/library/windows/apps/hh694058.aspx.

“App Localization Condition” has the meaning set forth in Section 5.2.

“Application Provider Agreement” means the applicable version of Microsoft’s then-current Windows Phone Marketplace Application Provider Agreement, the current version of which is currently located at http://create.msdn.com/downloads/?id=638?.

“Bankruptcy Event” means that NewCo:

(a)           suffers or permits the appointment of a trustee or receiver for all or a substantial portion of its assets, unless such appointment is vacated or dismissed within 60 days from the date of such appointment;

(b)           files a petition as a debtor under any provision of the U.S. Bankruptcy Code or any state or other law relating to insolvency;

(c)           has any such petition filed against it, unless such petition and all related proceedings are dismissed within 90 days of such filing;

(d)           is judged insolvent or bankrupt; or

(e)           makes a general assignment for the benefit of creditors, formally admits in writing its inability to pay its debts when due, or ceases generally to pay its debts when due.

“B&N Store” means the online bookstore for Content offered by B&N prior to transfer to NewCo at www.bn.com.

“Closing” has the meaning in the Investment Agreement.

“Confidential Information” has the meaning in the NDA, as supplemented by Section 9.2.

“Consumption Condition” has the meaning set forth in Section 5.3.

“Consumption Experiences” means an end user experience that includes at least the capability to render, read, highlight, bookmark, designate “last page read” and annotate Content.

“Content” means Reading Content and other digital content.

“Contract Year” means a period of one year commencing on the Launch Date or an anniversary of the Launch Date, as applicable.

“Core Geo Commercial Content Condition” has the meaning set forth in Section 5.4.

“Core Geo Trade Book Condition” has the meaning set forth in Section 5.4.

“Critical Geos” means [***].

“Customer Data” means, as of a date, the following data, in each case to the extent such data exists and is in NewCo’s possession as of such date, for end users who have accessed the NewCo Store through a NewCo App or Microsoft Product or Service that uses NewCo APIs as contemplated by Section 3:  (a) purchase data (including data about the Content in the NewCo Store accessed by such end users such as ISBN, title and author); and (b) reading data (e.g., how much of a given Content item has been read, annotations to that Content, word look up and reviews), which data shall be provided in zip file or CSV format.

“Deposit Materials” means the NewCo App Materials, NewCo Store Materials, Customer Data and Publisher Data deposited with the Escrow Agent under Section 11.6 or the Escrow Agreement; provided, that any other Source Code or data included in backup copies of Source Code and data files deposited with the Escrow Agent and eliminated or redacted by NewCo as contemplated in Section 11.6(d) shall not be Deposit Materials.

“Dismissal” has the meaning set forth in Section 3.5 of the Patent Agreement.

“Effective Date” has the meaning set forth in Section 1.8.

“E-Reading Assets” means the assets of the following business as conducted by B&N prior to Closing: the Digital Business as defined in the Investment Agreement, which includes the Nook device business and the online bookstore business comprising the provision of Reading Content included in the B&N Store.

“Escrow Agreement” has the meaning set forth in Section 11.6.

“Existing Microsoft Products and Services” means any Microsoft Product or Service that has been commercially released or of which a beta has been released and which provides the relevant functionality as of (a) the date the NewCo SLA came into effect or (b) in the event of a Bankruptcy Event, the date the conditions for a Bankruptcy Event are met.

“Expedited Arbitration” means: (a) for disputes about royalty payments under the Patent Agreement, the Royalty Arbitration Processes set forth in Exhibit C of the Patent Agreement; and (b) for other disputes under this Agreement for which Expedited Arbitration is required, the arbitration process set forth in Section 4 of Exhibit B of this Agreement.

“Escrow Agent” has the meaning set forth in Section 11.6.

“[***] Net Revenue” has the meaning set forth in Section 7.1.

“Force Majeure” means any: act of God; act or omission of any governmental, regulatory, civil or military authority; embargo or blockade; civil disturbance; war, invasion or other hostilities (whether war is declared or not); terrorism or terrorist threats; fire, flood, earthquake, severe storms, explosion or casualty; employee strike or other labor disturbance; or interruption or shortage of electric, gas or other utility service.

“Formal Escalation” has the meaning set forth in Section 3 of Exhibit B.

“Geo” means a country or other geographical area that NewCo and Microsoft listed as “Geos” in Exhibit C hereto and as otherwise mutually agreed in writing.

“Governance Process” means the process set forth in attached Exhibit B.

“ID” means an identification (currently known as a Windows Live ID) associated with a consumer in the Microsoft ID System.

“Initial Commercial Geos” has the meaning set forth in Section 5.4(a).

“Intellectual Property Rights” means any and all rights, whether registered or unregistered, existing from time to time under patent law, copyright law, moral rights law, trade secret law, trademark law, and any and all other similar proprietary rights, as well as any and all applications, renewals, extensions, divisionals, continuations, restorations and re-instatements thereof, now or hereafter in force and effect worldwide.

“Investment Agreement” means the Investment Agreement dated as of April 27, 2012 between B&N, Microsoft Investment Holdings, Inc. and Microsoft.

“law” means any applicable supranational, Federal, national, state, provincial or local statute, law (including common law), ordinance, rule or regulation of any governmental entity.

“Launch Date” means the date when the first version of the NewCo Windows App is made commercially available in the Windows Store in accordance with Section 2.1.1.

“Liquidation Event” means NewCo: (a) commences a liquidation of all or substantially all of its assets (other than through a Bankruptcy Event); (b) ceases to carry on all or substantially all of its digital device and content business; or (c) formally announces that it intends to liquidate all or substantially all of its assets or to wind down its business.

“Material Commercial Content Agreements” means, for a given Geo, agreements with NewCo such that the NewCo Store includes at least [***].

“Material Trade Book Agreements” means, for a given Geo, agreements with NewCo such that the NewCo Store includes at least [***].

“Microsoft Commerce Platform” means a set of infrastructure, processes, and contractual relationships to enable the processing, management and handling of transactions by end-users as well as the billing, remittance and check-out services developed and offered by Microsoft as described in Section 4 and the Microsoft Commerce Platform Terms.

“Microsoft Commerce Platform Terms” has the meaning set forth in Section 4.3.

“Microsoft ID System” means Microsoft’s service (currently known as Windows Live ID) for consumers to sign into accounts, services and websites.

“Microsoft Material Default” means a failure by Microsoft to make any payment required under Section 7 when due, if (a) not cured or disputed by Microsoft within 45 days after written notice of such failure from NewCo or (b) the payment is disputed by Microsoft within 45 days after written notice of such failure from NewCo, but then only to the extent such payment obligation is upheld in a final ruling in an Expedited Arbitration and Microsoft subsequently fails to pay the upheld amount within 45 days after such ruling. For the avoidance of doubt, the expiration of this Agreement by its terms in accordance with Section 10.1 will not constitute a Microsoft Material Default.

“Microsoft Products and Services” means Microsoft products and services designed to interact with Content from the NewCo Store and annotations to Content. For the avoidance of doubt, Microsoft Products and Services do not include the Microsoft Commerce Platform or the NewCo Apps, regardless of whether they are distributed in connection with or as part of Microsoft Products and Services.

“Microsoft Service Maintenance Toolkit” means a copy that is complete and accurate (in all material respects as to (c) and (d)) of the following, in each case, as of the most current date reasonably practicable prior to the relevant date: (a) the NewCo App Materials; (b) the NewCo Store Materials; (c) the Customer Data; and (d) the Publisher Data.

“Microsoft SLA” means a commitment from Microsoft that it will, upon NewCo’s request and throughout the Transition Period:

(a)           continue enabling any then-existing level of use of the Microsoft Commerce Platform by NewCo and, subject to Microsoft’s strategy with respect to Microsoft Products and Services, any existing level of integration of the NewCo Store into Microsoft Products and Services, for purposes of end users (i) purchasing additional Reading Content in the NewCo Store and (ii) using the Publishing Services Platform to create accounts, upload Reading Content for purposes of distribution and sale of that Reading Content in the NewCo Store and receive payment from purchasers of that Reading Content; and

(b)           continue enabling NewCo’s then-existing level of use of the Microsoft ID System with the NewCo Store and NewCo Apps.

During the Microsoft SLA period during the Term, such transactions will be subject to the revenue sharing provisions in Section 7. During the Microsoft SLA period after the Term, at NewCo’s election, either (i) the Microsoft SLA will be provided subject to the revenue sharing provisions in Section 7, or (ii) such transactions effected through the Microsoft Commerce Platform will be subject to the standard charge for the Microsoft Commerce Platform.

“NDA” means the Microsoft Corporation Non-Disclosure Agreement between Microsoft, NewCo, and B&N with an effective date of no later than the Effective Date.

“Net Revenue” means:

(a)           gross revenue from any sales, subscriptions or other acquisitions of Content purchased from NewCo and its Affiliates by customers using the NewCo Windows App, the NewCo Phone App or Microsoft Products and Services (which for the avoidance of doubt for purposes of this definition and Section 7 does not include browsers), irrespective of which party completes the transaction giving rise to such Net Revenue; less

(b)           the sum of (i) any licensing or other fees payable by NewCo or Microsoft for the specific acquisition of such Content (regardless of whether such fees are paid by the Microsoft Commerce Platform or by NewCo outside of the Microsoft Commerce Platform plus (ii) transaction fees including credit card fees (and other billing mechanism fees), chargebacks by credit card networks or financial institutions and foreign exchange transaction fees incurred by either NewCo, Microsoft or any Affiliate of NewCo or Microsoft for processing payments for such Content plus (iii) commissions and similar amounts (but not including any advertising or marketing expenses) payable to third parties in connection with sales or use by end users of such Content.

For the avoidance of doubt, gross revenue will be determined exclusive of any taxes and will not, for example, be (A) reduced by any withholding taxes withheld with respect to any amount payable to the billing party or any income taxes or other taxes imposed by law on the billing party arising in connection with any transaction entered into between the billing party and its customers or (B) increased by any sales tax, VAT or other transaction taxes that the billing party collects from its customers.

“NewCo APIs” has the meaning set forth in Section 3.2.

“NewCo Apps” means all versions of the NewCo Windows App and NewCo Phone App distributed by NewCo or its Affiliates, including updates thereto.

“NewCo App Materials” means, as of a date, the Source Code and user interfaces (UIs) as of such date to all versions of the NewCo Windows App and NewCo Phone App (excluding trademarks) that have been made commercially available prior to such date, along with associated development and build tools, all in a format sufficient to enable a reasonably skilled programmer to utilize and read the NewCo App Materials.

“NewCo LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of NewCo entered into pursuant to the Investment Agreement.

“NewCo Material Default” means the occurrence of any of the following:

(a)           the Launch Date does not occur before [***], unless such failure is due to failure to obtain certification for distribution through the Windows Store due to Microsoft’s unreasonably withholding or delaying certification for the NewCo Windows App, in which event the [***] deadline will be extended by the period of Microsoft’s unreasonable withholding or delaying of such certification;

(b)           NewCo fails to satisfy the Core Geo Trade Book Condition before [***];

(c)           due to an action or failure to act by NewCo,

(i)          the NewCo Store is unavailable for purchasing or consuming (reading, annotating, etc.) Reading Content,

(ii)         the Publishing Services Platform is unavailable for publishing Reading Content, or

(iii)        the NewCo APIs are unavailable for publishing, purchasing, or consuming (reading, annotating, etc.) Reading Content where such unavailability materially negatively impacts the author or publisher’s publishing experience, the user’s purchasing experience, or the user’s consuming experience, respectively, where such service or NewCo APIs, as applicable, had previously been commercially available, for an aggregate total number of hours representing [***], at any time following the Launch Date (but excluding unavailability due to Force Majeure) [***] on the condition that either:

(A)        Microsoft is shipping [***] a beta or later release of Microsoft Products and Services that have the capability to publish to, purchase, or consume (including read or annotate) Reading Content from the NewCo Store using the NewCo APIs (where such tools are using the NewCo APIs that were unavailable); or

(B)        [***];

(d)           due to an action or failure to act by NewCo, the NewCo Windows App is unavailable in the Windows Store, for an aggregate total number of hours representing [***], at any time following the Launch Date (but excluding unavailability due to Force Majeure) [***]; or

(e)           Patent Obligor fails to pay any Patent Royalty when due (i.e. within [***] days after Microsoft’s invoice in accordance with the Patent Agreement) and

(i)          Patent Obligor has not cured or disputed (i.e., by giving Microsoft written notice thereof)  such default within [***] days after Microsoft provides NewCo or the Patent Obligor with written notice of such default; or

(ii)         Patent Obligor disputes such default by giving Microsoft written notice thereof within [***] days after Microsoft provides NewCo or the Patent Obligor written notice of such default, then only to the extent such default is upheld in a final ruling in Expedited Arbitration under the Patent Agreement and the Patent Obligor subsequently fails to pay the upheld amount within [***] days after such ruling; or

(iii)        in the event of a bankruptcy or similar proceeding involving Patent Obligor, the payment obligation is repudiated or otherwise voided by a court or some or all of the material rights and obligations of the parties are nullified for reasons other than as a result of non-performance by one of the parties.

In the case of any unavailability described in (c) or (d) above is due to an injunction or restraining order obtained by a third party on the basis of a claim of infringement of Intellectual Property Rights by the relevant NewCo software or service, then, (x) upon NewCo’s request, Microsoft will reasonably cooperate with NewCo in NewCo’s efforts to design around such claimed infringement, and (y) so long as NewCo is in good faith striving to have such order dissolved or vacated or to design around the claimed infringement, the effect of such unavailability will be to

(A)          entitle Microsoft to defer any of its payment obligations or other obligations coming due during such unavailability, and

(B)          if such unavailability continues for a period of one year, such unavailability will constitute a NewCo Material Default.

If any event in (a) through (d) is caused by Microsoft failing to comply with its obligations under this Agreement, such event will not be deemed a NewCo Material Default. For the avoidance of doubt, the expiration of this Agreement by its terms in accordance with Section 10.1 will not constitute a NewCo Material Default.

“NewCo Phone App” means an application for Windows Phone that includes functionality and user experiences for both Consumption Experiences and acquisition of Reading Content (e.g., from the NewCo Store).

“NewCo SLA” means a commitment from NewCo that it will, upon request of Microsoft, allow Microsoft and its Subsidiaries to do the following throughout the Transition Period:

(a)           make all Reading Content purchased through the NewCo Store by an end user (together with associated data thereto including any annotations by such end user), where the end user has accessed any of such Reading Content using a Windows device, available for consumption (reading, annotating, etc.) by such end user through the NewCo Store through any of the Existing Microsoft Products and Services or any of the NewCo Apps;

(b)           if any of the Microsoft Products and Services integration scenarios described in Section 3 are enabled in any of the Existing Microsoft Products and Services, make Content in the NewCo Store published using any such Microsoft Products and Services available to the end user who published such Content (together with associated data thereto including any annotations by such end user); and

(c)           enable end users to (i) purchase and consume (reading, annotations, etc.) additional Reading Content in the NewCo Store and (ii) upload Reading Content for purposes of distribution and sale of that Reading Content in the NewCo Store and receipt of payment from purchasers of that Reading Content, in each of (i) and (ii) using the NewCo Apps and each of the Existing Microsoft Products and Services that access the NewCo Store and/or use any NewCo APIs. Such purchases during the Term will be subject to the revenue share described in Section 7. Such purchases after the Term will be subject to, at NewCo’s election, either (A) the revenue share described in Section 7 or (B) if effected through the Microsoft Commerce Platform, the standard charges for the Microsoft Commerce Platform.

The NewCo SLA will be provided at no additional charge.

“NewCo Store” means the online bookstore through which NewCo offers customers the ability to purchase, consume (read, annotate, etc.) and/or publish Reading Content as a service for client devices and applications (and which, prior to transfer to NewCo, and other than those which have not been transferred due to any applicable third-party consents not having been received, was the B&N Store).

“NewCo Store Materials” means, as of a date, the Source Code and user interfaces (UIs) elements as of such date to all versions of the website for the NewCo Store (excluding trademarks) that have been made commercially available prior to such date, along with detailed information about the backend systems used by NewCo to operate the website, all in a format sufficient to enable a reasonably skilled programmer to utilize and read the NewCo Store Materials.

“NewCo Study Application” means the Nook Study application currently available at nookstudy.com and updates and successors thereto that provide similar functionality.

“NewCo Windows App” means a metro-style application for Windows OS that includes functionality and user experiences for both Consumption Experiences and acquisition of Reading Content (e.g., from the NewCo Store). For the avoidance of doubt, the NewCo Windows App is not a browser application for purposes of the revenue share set forth in Section 7.

“Non-Renewal” means the parties do not extend or renew the Term pursuant to Section 11.2.

“Patent Agreement” means the Confidential Settlement and Patent License Agreement, dated on or about the Effective Date, to which Microsoft and B&N are party.

“Patent Obligor” has the meaning set forth in Section 7.5.1.

“Patent Royalty” means any royalty payable to Microsoft under the Patent Agreement.

“Priority Geos” means [***].

[***]

[***]

“Publish Condition” has the meaning set forth in Section 5.1.

“Publisher Data” means, as of a date, data, to the extent such data exists and is in NewCo’s possession as of such date, about publishers for Content they provide for the NewCo Store (e.g. contact information for commercial publishers, publishers using the Publishing Services Platform, authors that publish to the NewCo Store through Microsoft Products and Services, association of Content with publishers, annotation of Content associated with such publishers, but excluding any data that is subject to limitation on transfers or sharing of such data in any agreements with publishers or digital content agreements), which data shall be provided in zip file or CSV format. NewCo will work in good faith with publishers and Microsoft to (a) obtain provisions in agreements entered into with publishers after the Effective Date to permit enabling such transfer or sharing, or (b) avoid provisions in such agreements entered into with publishers after the Effective Date which prohibit such transfers or sharing.

“Publishing Services Platform” means NewCo’s web-based portal that allows an end user to create an account, upload Reading Content for purposes of distribution and sale of that Reading Content in the NewCo Store and receive payment from purchasers of that Reading Content.

“Reading Content” means electronic books, magazines, newspapers, periodicals, comic books, children’s books and other reading and reading-related content.

“Region” means one of the following sets of Geos: [***].

“Related Agreements” means the Investment Agreement, Patent Agreement, App Developer Agreement, Application Provider Agreement and NDA and any other agreements between or among NewCo, Microsoft, B&N and any of their respective Affiliates entered into in connection with the transactions contemplated herein or therein.

“[***] Net Revenue” has the meaning set forth in Section 7.1.

“Source Code” means computer software program instructions that are translated by a compiler, interpreter or assembler into object or binary code for execution on a computer, together with all developer comments and annotations relating to such program instructions, in either case, that are included therein.

“Subsidiary” means, with respect to any person, another person, an amount of the voting securities, other voting rights or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, more than 50% of the equity interests of which) is owned directly or indirectly by such first person. However, notwithstanding the foregoing, for purposes of this Agreement, neither NewCo nor any entity that is directly or indirectly controlled by NewCo will be considered a “Subsidiary” of B&N or any entity that directly or indirectly controls, is controlled by, or is under common control with B&N (other than NewCo and its Subsidiaries).

“Term” has the meaning set forth in Section 11.1.

“Transition Period” means a period of time beginning on (i) the date that Microsoft requests that NewCo provide the NewCo SLA pursuant to Section 11.5.3(b), or (ii) in the event of a Bankruptcy Event, the date the conditions for a Bankruptcy Event are met, and ending on the later of (a) 2 years later or (b) the end of the Term had this Agreement not been terminated early.

“Windows-Based PC” means a personal computer, desktop computer, laptop, tablet, or slate that runs the Windows OS.

“Windows Core Languages” means [***].

“Windows Device” means a Windows-Based PC or a Windows Phone.

“Windows OEM Image” means [***].

“Windows OS” means the Windows 8 (both x86 and ARM) client operating system and any future releases, versions and successors, including any bug fixes, service packs, upgrades and updates.

“Windows Phone” means a mobile device running the Windows Phone Software.

“Windows Phone Software” means (a) the successor to Microsoft’s Windows Phone 7.5 operating system software for mobile phones that is currently code-named “Apollo,” and (b) any future versions and successors, including any bug fixes, service packs, upgrades and updates.

“Windows Store Terms of Use” means the applicable version of Microsoft’s then-current Windows Store terms of use, the current, pre-release version of which is currently located at http://windows.microsoft.com/en-us/windows/store-terms-of-use.

“Windows Store” means the Internet-based feature of Windows OS that provides a marketplace for the promotion and distribution of applications for use with Windows OS.

“WP Marketplace” means the platform (however named, consisting of a client application on Windows Phone, a web-based application (currently available at www.windowsphone.com), and an internet-based service) operated by Microsoft or its Affiliates through which applications, games, and related content may be acquired by end users for Windows Phones.

Exhibit B

Governance Processes

1.           Governance Model

1.1           Executive Sponsor and Relationship Managers

1.1.1
Executive Sponsor Role. Within 30 days after the Effective Date, Microsoft, NewCo and B&N will each designate one senior executive (“Executive Sponsor”) who will have broad responsibility for promoting the success of the collaboration under this Agreement and authority to serve as an escalation point for any disagreements that may arise between Microsoft and one or both of the other parties under this Agreement.

1.1.2
Relationship Manager Role. Within 30 days after the Effective Date, Microsoft, NewCo and B&N will each designate one person who will be responsible for (a) providing guidance and support for the implementation of this Agreement, (b) coordinating and monitoring the overall performance of the party that they represent under this Agreement, and (c) managing the relationship between the companies as it pertains to the activities contemplated under this Agreement (each a “Relationship Manager”).

1.1.3	Meeting Frequency

(a)
The Executive Sponsors will meet in person or by telephone conference, as needed, but not less than once per quarter during the Term (unless mutually agreed otherwise), to discuss the status of the parties’ activities under this Agreement. In person meetings will default to alternate locations in New York and Redmond, unless mutually agreed otherwise.

(b)	The Relationship Managers will meet more frequently, as they deem appropriate, to coordinate the parties’ execution against the objectives of this Agreement.

1.2	Contract Management Office

1.2.1
Individual Subject Matter Leads. Within 30 days after the Effective Date, Microsoft’s, NewCo’s and B&N’s Relationship Managers will each establish a Contract Management Office (or similar organization) (“CMO”) with staff responsible for overseeing the progress related to the successful execution of the activities contemplated under this Agreement. Each of the Relationship Managers will assign staff on its CMO to support the functional areas under this Agreement (each person a “Functional Lead”).

1.2.2
Pairing and Meeting Frequency. The Relationship Managers will work to pair the Functional Leads by function, and the Functional Leads will meet regularly with each other to promote a successful implementation of the activities under this Agreement. The CMO teams from each company will also meet collectively on a regular basis as a Joint Operating Team for the collaborations under this Agreement to review progress across all areas.

2.	Technical Roadmap and Review Process

2.1	Review Meetings. Throughout the Term, weekly until the Launch Date and not less frequently than quarterly thereafter, the parties will meet to discuss:

(a)         requests by a party for product updates, enhancements, improvements and changes to the services or applications provided by another party under this Agreement;

(b)         progress against development and launch plans for applications and services (including the achievement of the Launch Date and any other release dates or any delays encountered or anticipated in the progress toward the Launch Date or any other release date);

(c)         implementation of the requirements in Section 2.4 and any exceptions thereto in Sections 2.4.1 and 2.4.2, including the [***] requirements for the NewCo Windows App, [***] and how NewCo can enhance the NewCo Windows App to exploit the features and functionality available through the Windows OS;

(d)        [***];

(e)         the Microsoft Products and Services integration scenarios described in Section 3;

(f)         the progress of the implementation of Geo expansion, including the progress and results of negotiations with specific publishers and Material Commercial Content Agreements and Material Trade Book Agreements generally, but without any obligation to disclose the specifics of any such Material Commercial Content Agreements or Material Trade Book Agreements, including the counterparty thereunder;

(g)         implementation of the requirements in Section 6.3; and

(h)        such other matters relating to the implementation and performance of services and applications under this Agreement as a party may desire to discuss.

The Relationship Managers and applicable Functional Leads will coordinate and facilitate such meetings, including appropriate other staff as needed.

2.2
Escalation.  If the parties are unable to reach agreement as to any matter submitted for discussion in the quarterly review meetings under Section 2.1 above, then a party may escalate the matter using Formal Escalation.

3.	Formal Escalation of Issues Pertaining to Services. The parties will use the following process (“Formal Escalation”) for resolving disputes under this Agreement:

3.1
Resolution by Relationship Managers. The parties’ Relationship Managers will negotiate to resolve all disputes in good faith. If the parties’ Relationship Managers do not resolve the dispute within 15 business days (or such longer period as agreed by the parties) after commencement of negotiations to resolve such dispute, then either party may escalate the dispute (such escalation, the “Formal Executive Escalation”) and a mutually agreed list of the unresolved disputes between the parties (such issues, the “Disputed Issues”) to the Executive Sponsors.

3.2	Resolution by Executive Sponsors. The parties’ Executive Sponsors will negotiate to resolve any escalated dispute in good faith.

3.3
Exclusions from Formal Escalation. Formal Escalation does not apply to or limit the right of a party (a) to seek a temporary restraining order or other provisional remedy to preserve the status quo or to prevent irreparable harm, (b) to exercise its termination rights under the Agreement, or (c) to submit a dispute about whether the conditions exist for the Escrow Agent to release the Deposit Materials to Microsoft (including whether NewCo has failed to cure any material noncompliance with the NewCo SLA).

4.	Expedited Arbitration of Certain Disputes

4.1
Arbitral Disputes. Any of the following disputes between Microsoft and NewCo (each, an “Arbitral Dispute”) may be submitted to arbitration under this Section 4: (a) any dispute relating to Section 7.2.2 or Section 7.3 (to the extent relating to Section 7.2.2); (b) any dispute regarding any failure or alleged failure by Microsoft to make any payment for purposes of determining any Microsoft Material Default based on any such failure; (c) any dispute about whether the conditions exist for the Escrow Agent to release the Deposit Materials to Microsoft or for NewCo to provide Microsoft Service Maintenance Toolkit to Microsoft (including whether NewCo has failed to cure any material noncompliance with the NewCo SLA); or (d) a dispute, submitted by NewCo pursuant to Sections 10.3 or 11.5.1, about whether a Liquidation Event has occurred. No other disputes between the parties may be submitted to arbitration under this Section 4, except as otherwise agreed.

4.2
Good Faith Negotiations. In the event of any Arbitral Dispute described under 4.1(a) or (b) above, a party may initiate this process by providing written notice to the other party. Within 20 calendar days of the date such notice is received by the other party, the parties will meet and discuss in good faith to resolve such dispute. If the dispute is not resolved in such meeting, each party will within 20 days deliver to the other party a detailed memorandum setting forth its positions and the contractual and factual analysis therefor. Within 20 calendar days following exchange of such memoranda, the parties will meet again in an attempt to resolve their disagreements. Thereafter, either party may serve a notice of arbitration. The provisions of this Section 4.2 do not apply to an Arbitral Dispute as described in Section 4.1(c).

4.3
Submission to Arbitration. If the parties are unable to resolve any Arbitral Dispute pursuant to Section 4.2, or in the case of an Arbitral Dispute as described in Section 4.1(c), the parties agree to exclusively settle such dispute by binding arbitration administered by JAMS Inc. (“JAMS”) in accordance with the JAMS Comprehensive Arbitration Rules and Procedures (“JAMS Rules”) and the Expedited Procedures set out in Section 16.2 thereof, subject to the provisions of this Section 4.

4.4
Selection of Arbitrator. The arbitration will be held before 1 neutral arbitrator for such proceedings appointed in accordance with the JAMS Rules, or as otherwise agreed by the parties. The arbitrator will not be a current or former employee, agent, consultant or representative of any party or any of its Affiliates.

4.5
Proceedings.  Any arbitration hearing will be held in San Francisco, California. Discovery will be limited to that which is relevant to the dispute and material to the outcome as agreed upon by the parties or, failing such agreement, as determined by the arbitrator, and will be conducted pursuant to the Expedited Procedures set out in Rule 16.2 of the JAMS Rules, further provided that: (i) the parties will complete an informal exchange of all relevant non-privileged documents, information, and names of their own witnesses they intend to call within 14 calendar days after the service of a notice of arbitration; (ii) each party may conduct up to 3 discovery depositions; (iii) the arbitrator may require a party to provide information to assist in the identification of appropriate custodians for purposes of a search for responsive electronic documents; (iv) the results of any audit conducted under or related to this Agreement (including any audit under Section 7.8 and any internal audit conducted by or behalf of NewCo or Microsoft) will be admissible in such arbitration; (v) the parties to the arbitration will agree on shorter periods for discovery cut-offs and the commencement of the hearing; and (vi) in all respects, the parties to the arbitration will use good faith efforts to expedite a ruling on the dispute as quickly as possible. Each party will be entitled to designate up to two in-house attorneys who will be entitled to have access to confidential information produced by the opposing party in any such Expedited Arbitration, subject to reasonable confidentiality provisions to prevent disclosure to party employees not entitled to such access, which confidentiality provisions shall be enforceable against such in-house attorney; provided, however, such access would not extend to source code. All proceedings and submissions will be in English. The inclusion of the foregoing provision relating to access to confidential information by in-house counsel in the context of Expedited Arbitration but not in the context of any other claim, lawsuit or dispute of any kind arising out of or related to this Agreement shall not result in or be relied on as supporting any implication that similar access to confidential information by designated in-house counsel would or would not be appropriate in connection with any such other claim, lawsuit or dispute.

4.6
Decision.  Any arbitration decision will be final and binding on the parties, and will not be subject to any appeal or proceeding to vacate, except on the grounds set forth in the Federal Arbitration Act, 9 U.S.C. 1 et seq. The award rendered by the arbitrators may be entered into any court having jurisdiction, or application may be made to such court for judicial acceptance of the award and an order of enforcement, as the case may be. Such court proceeding will disclose only the minimum amount of information concerning the arbitration as is required to obtain such acceptance or order.

4.7
Costs.  The arbitrators’ fees and the administrative expenses of the arbitration will be paid equally by the parties, and each party will pay its own costs and expenses (including attorneys’ fees) in connection with the arbitration.

4.8
Confidentiality of Proceeding.  Except as required by law, no party or the arbitrator may disclose the existence, content or results of the arbitration. The dispute resolution set forth in this Section will supersede any other dispute resolution provisions in this Agreement with respect to Arbitral Disputes described in Section 4.1, except that before initiating dispute resolution under this Section 4, the parties will first comply with Formal Escalation (except as otherwise allowed under Section 3.3 of this Exhibit B).

Exhibit C

Geo Expansion and Localization Schedule

1.     In accordance with Sections 5.1 and 5.6, Geos for Publishing Services Platform and corresponding languages with respect to localization of the Publishing Services Platform (including languages supported for Content submitted through the Publishing Services Platform):

Geos	Languages
[***]	[***]

2.     Subject to Section 5.2 and in accordance with Section 5.6, the languages with respect to localization of the NewCo Windows App:

[***]

3.    The countries and regions treated as “Geos” for purposes of this Agreement shall initially include

[***]	[***]

Exhibit D

[***]

Exhibit E

Microsoft Commerce Platform Terms

The following Microsoft Commerce Platform Terms (“Commerce Terms”) shall serve as the terms and conditions governing NewCo’s use of the Microsoft Commerce Platform.  The parties will negotiate in good faith and enter into further agreement and details to expound and further detail the rights and obligations of the parties in a manner consistent with these Commerce Terms in the Microsoft Commerce Platform Agreement (the “Commerce Platform Agreement”) no later than June 1, 2012, which terms will be based upon standard terms required of merchants under applicable law and Network Rules and will be consistent with this Exhibit E. Such terms and conditions shall at a minimum reflect this Exhibit E and otherwise shall not be inconsistent with the provisions of the Agreement. These Commerce Terms will apply whenever NewCo uses the Microsoft Commerce Platform to process commerce transactions, including in-application payment processing, or make payment to Publishers (defined below) in accordance with the Agreement.  The Commerce Terms will be incorporated by reference into the Agreement.  Sections in the Commerce Terms will be designated with “CT” to distinguish Commerce Terms sections from sections of the Agreement.

Terms

1)
Additional Definitions.  In addition to the terms defined in Exhibit A of the Agreement and in the body of the Agreement, and for purposes of the Commerce Terms and the Agreement, the terms below will have the following meanings:

a)	“Affiliated Merchant” means an Affiliate of NewCo authorized to submit Transactions and Reconciliations through the Microsoft Commerce Platform.

b)	“Card” means any valid credit or signature debit card issued by a financial institution member of a Network and bearing such Network’s marks.

c)	“Card Transaction” means any payment or credit Transaction that is made by use of a Card or Card number.

d)
“Chargeback” means any circumstances where Card issuers, Card Networks or any financial institution either refuses to settle a Transaction or demands payment from Microsoft in respect of a disputed Transaction that has been settled or in respect of which remittance has been made to the Payout Entity.

e)	“Chargeback Fees” shall have the meaning set forth in Section CT8(b)(ii)(2)(a).

f)	“Network” means Visa or MasterCard or other Card Networks, like American Express or Discover.

g)	“Network Rules” means the bylaws, rules, regulations and other requirements issued by the respective Networks from time to time, as applicable to a party.

h)	“Other Payment Method” means a payment method (other than Cards) specified by Microsoft, from time to time.

i)	“Payout Entity” means NewCo or an Affiliate of NewCo as designated by NewCo or Publisher as provided in Section CT 7, as applicable.

j)	“Publisher” means a person or entity that controls publishing rights with respect to specific Content provided for the NewCo Store.

k)	“Reconciliation” means a Chargeback, Refund, Representation, or Retro-Charge.

l)	“Refund” means a payment made to wholly or partially reverse a Transaction.

m)	“Representation” means a transaction to reverse a Chargeback by the re-execution of the original transaction, where the Chargeback is successfully challenged.

n)	“Retro-Charge” means a transaction initiated to reverse a Refund to which the end user was not entitled.

o)	“Segregated Accounts” has the meaning set forth in Section CT12(a).

p)	“Settlement Account” has the meaning set forth in Section CT12(b).

q)	“Transaction” means any payment by an end user, on a one-time or recurring basis for Content purchased by an end user from NewCo or Publishers, using either:

i)	a Card, a Card number or a Card account; or

ii)	any Other Payment Method.

r)
“Transaction Personal Data” means personal data which it is necessary to provide or to process in connection with Transactions and Reconciliations, including name, Card numbers, account numbers, PINs and billing addresses, in each case, solely to the extent such information is subject to Network Rules and applicable security and privacy standards related thereto.

2)	Microsoft Commerce Platform – Scope of Use. NewCo will use the Microsoft Commerce Platform as and to the extent provided in the Agreement.

3)
Role and Appointment of Microsoft.  In order to use the Microsoft Commerce Platform, NewCo appoints Microsoft Corporation and its Affiliates (for purposes of these Commerce Terms, collectively “Microsoft”), provided that Microsoft Corporation will be jointly and severally liable for the performance of its Affiliates under these Commerce Terms, to act on behalf of NewCo as NewCo’s agent (or for purposes of the European Union or any other jurisdiction in which NewCo and Microsoft shall mutually agree, as NewCo’s commissionaire), as applicable, for the following purposes (as specified in the Agreement and these Commerce Terms):

a)	to process Transactions and Reconciliations,

b)	to receive and remit proceeds from the Transactions, and

c)	to discharge the end user tax obligation.

4)
Rights and Obligations of the Parties.  Microsoft and NewCo shall each have duties and obligations consistent and in compliance with the rights and obligations imposed on a merchant under (i) the Network Rules, (ii) applicable law, and (iii) applicable local tax regimes, with respect to the processing and handling of Transactions, Reconciliations and any other requirement imposed by the Network Rules on merchants.  The parties expressly acknowledge that Microsoft has no right or discretion to determine or set the price for the Content.

5)
Third Party Relationships. On an ongoing basis, the parties will review in detail and discuss in good faith any third party relationships with payment processors and financial institutions that may require NewCo or any of its Affiliated Merchants to enter into a contractual relationship with such parties as required by applicable law and Network Rules.  Microsoft and NewCo will work together in good faith to minimize such requirements and reasonably mitigate NewCo’s costs and expenses in establishing and managing such relationships.

6)
Payment Methods Available to NewCo.   Microsoft shall offer and make available to purchasers of NewCo Content the same payment methods and instruments available and offered on the Windows Store.  As Microsoft continues to expand the types of payment methods made available to customers on the Windows Store, it will provide NewCo with a reasonable advance notice of such expansion and the parties shall discuss in good faith any concerns or issues relating to the acceptance of such additional Card or Other Payment Method.

7)	Remittance to Payout Entities.

a)
Calculation.  Microsoft will calculate and remit to the Payout Entities any amounts owed to the Payout Entities under the Agreement and in accordance with CT12.  Microsoft is not responsible for delay, loss or misapplication of funds resulting from or related to incorrect or incomplete information that the Payout Entities provide to Microsoft or for failure of a bank to credit the Payout Entity’s accounts, provided that Microsoft has properly instructed such bank.  The Payout Entity must provide Microsoft with all financial, tax and banking information needed to make Transaction and Reconciliation payments.

b)
Remittance to Publishers; Microsoft Commerce Platform Transactions.  If NewCo elects, pursuant to Section 4.1.5 of the Agreement, to have Microsoft facilitate payment to Publishers that are associated with Content, it must (1) facilitate and ensure that Publishers acknowledge, in writing, the appointment of Microsoft as agent or commissionaire of such Publishers for the purposes of payment processing and tax calculation and withholding and (2) provide to Microsoft sufficient information relating to such Publishers to enable Microsoft to process payments and remit funds to such Publisher (which may be implemented through the terms of use) and appropriately calculate, apply and withhold applicable taxes.

c)
Remittance to Publishers; Non-Microsoft Commerce Platform Transactions.  The parties will agree to negotiate in good faith on the conditions under which NewCo can elect to have Microsoft facilitate payments to Publishers for purchases not processed through the Microsoft Commerce Platform by the Existing User Base.

d)
Currency Remittance and Exchange.  NewCo and Microsoft will agree in good faith on how currency remittance and exchange will be handled in various situations consistent with the following principles:  (i) the parties will seek to minimize to the extent commercially reasonable foreign currency conversion costs by minimizing foreign currency exchanges to the extent reasonably practicable; (ii) such costs will be deducted in determining Net Revenue in accordance with the definition thereof in the Agreement; and (iii) considerations relating to NewCo’s relationships with Publishers will be taken into account in determining how to handle currency remittance and exchanges.

e)
Affiliated Merchants.  NewCo must provide Microsoft adequate written notice of NewCo’s intent to add any Affiliated Merchant.  Such Affiliated Merchant will be subject to the terms and conditions of the Agreement, and NewCo will be liable for all acts or omissions of the Affiliated Merchant in connection with the use of the Microsoft Commerce Platform.  The parties will develop in good faith mutually acceptable structures to allow payments of a portion of the Revenue Share Service Fee by Affiliated Merchants.

8)	Returns and Chargebacks; Offset.

a)
Chargeback Rights.  NewCo acknowledges that end users may have a Chargeback right under Network Rules (with respect to Card Transactions) or any applicable law, and (if applicable) Microsoft has the right to pass Chargebacks to NewCo on an actual-cost basis, provided that to the extent the charges that are the subject of a Chargeback have been included in the calculation of Net Revenue in accordance with the definition thereof in the Agreement such Chargeback will be deducted in determining Net Revenue in accordance with the definition thereof in the Agreement.  Chargebacks will be addressed in the reporting and reconciliation process contemplated by the Agreement.

b)	Excessive Chargebacks.

i)
Microsoft will promptly notify NewCo in writing if any Chargeback rates for the relevant Chargeback period exceed a Network’s threshold for the ratio of Chargebacks to processed Card Transactions or if Microsoft anticipates that Chargebacks for future Chargeback periods will exceed such threshold.  Microsoft and NewCo will cooperate in good faith with the goal of reducing the incidence of Chargebacks and avoiding Network Chargeback-related fees and fines.

ii)	If a financial institution or a Network notifies Microsoft or NewCo that there is an excessive amount of Chargebacks, as determined by the Network Rules, NewCo agrees:

(1)
to comply with all requirements that may apply as a result of such excessive Chargebacks, provided that all costs of such compliance shall be deducted in determining Net Revenue in accordance with the definition thereof in the Agreement; and

(2)	with respect to the excessive Chargebacks:

(a)	NewCo will pay Microsoft an amount equal to all fees and fines assessed against Microsoft, NewCo, or a financial institution (where applicable), relating to Card Transactions (“Chargeback Fees”); or

(b)	Microsoft shall deduct an amount equal to Chargeback Fees from and offset such amounts against any funds due to NewCo for Transactions,

provided that all such Chargeback Fees shall be deducted in determining Net Revenue in accordance with the definition thereof in the Agreement.

9)	General Obligations.

a)	NewCo may submit Transactions to Microsoft, but will not utilize the Microsoft Commerce Platform except as contemplated by the Agreement.

b)
Except as set forth in the Agreement and in these Commerce Terms, Microsoft reserves authority, on an ongoing basis, to determine how to operate and implement the Microsoft Commerce Platform generally.  Microsoft will not implement rules for the Microsoft Commerce Platform targeted to NewCo that are not of general application to the Microsoft Commerce Platform.

c)
Microsoft shall notify and consult with NewCo on an ongoing basis regarding potential and completed changes to the Microsoft Commerce Platform that could materially impact NewCo’s use of the Microsoft Commerce Platform.

d)
Each party acknowledges and agrees that (1) Microsoft is not a bank or other chartered depository institution, (2) funds held by Microsoft or its service providers (including any financial institutions) in connection with the processing of Transactions or Reconciliations are not deposits, and (3) such funds are not insured for the benefit of NewCo.

e)
Microsoft has no responsibility to NewCo to investigate the background or confirm the identity of end users, except to the extent required by applicable law, Network Rules (with respect to Card Transactions) or that Microsoft does so for its own transactions or otherwise under Microsoft’s own anti-fraud policies and procedures.

f)
Notwithstanding the provisions of the Agreement regarding Chargebacks, as between Microsoft and NewCo, NewCo is solely responsible for disputes with respect to the Content, unless such dispute is a result of an action or inaction by Microsoft.

g)
NewCo will disclose its return/cancellation policy in NewCo Store.  If NewCo allows returns, cancellations or price adjustments, NewCo will initiate a credit within the period of time specified in the relevant Network Rules.  Refunds will not exceed the total amount of the applicable Transaction.  NewCo will not accept any consideration in exchange for issuing a Refund.  NewCo will not give cash refunds unless required by applicable law.

h)	Each party agrees to notify the other party promptly in the event that the notifying party discovers or detects any fraud or suspicious activity involving any Transaction.

i)
The parties shall develop in good faith mutually acceptable reporting standards and mechanisms (including daily reconciliation files) with respect to Transactions and Reconciliations processed through the Microsoft Commerce Platform.

j)	The parties shall develop in good faith mutually acceptable procedures for NewCo to be involved in the resolution of Chargebacks and other related matters, such as network fees and fines.

10)
Merchant IDs.  Microsoft will establish and maintain dedicated merchant identification numbers (“MIDs”) for Card Transactions on behalf of NewCo.  The manner in which NewCo’s or the seller’s name appear on the customer’s receipt or Card statement is subject to NewCo’s review and approval.

11)
Interchange Fees.  Microsoft is authorized to deduct any applicable interchange fees and costs assessed against Microsoft by third parties from any sales proceeds generated from the Transactions which deductions shall be taken into account in determining Net Revenue in accordance with the definition thereof in the Agreement.  For purposes of Card Transactions, such compensation assumes that all applicable Card Transactions qualify under Network Rules for the lowest applicable interchange rates.  Non-qualifying Card Transactions may be subject to greater fees.

12)	Bank Accounts.

a)
Segregated Accounts.  Microsoft will establish and maintain one or more segregated bank accounts (“Segregated Accounts”) to hold funds settled and collected as a result of the Transactions, Representments, or Retro-Charges.

b)
Settlement Account.  The parties will establish in the Commerce Platform Agreement the mechanism, the conditions and the process by which a separate Settlement Account may be created, if necessary, during the course of the engagement in order for Payout Entities to receive settlement funds from Microsoft for the deposit and settlement of funds.   The Commerce Platform Agreement will be based on the following principles with respect to the Settlement Account:

(i)	NewCo authorizes Microsoft to initiate electronic credit entries to the Settlement Account in accordance with the Agreement.

(ii)	Microsoft will not be liable for any delays in the receipt of funds or errors in Settlement Account entries caused by NewCo or third parties.

(iii)
The proceeds paid to the Settlement Account will equal the amounts received by Microsoft in respect of Transactions, less all chargebacks and other Reconciliations, fees, fines, penalties, and other applicable charges paid to third parties by Microsoft in accordance with the Commerce Terms and the Agreement, Revenue Share Service Fees paid to Microsoft in accordance with the Agreement and all taxes to be remitted by Microsoft under these Commerce Terms.

(iv)
Such amounts will be paid by Microsoft into the Settlement Account in immediately available funds on the date of Microsoft’s receipt of such funds and shall give prompt electronic notice to NewCo of the initiation of any such transfer of funds, which shall include the amount and currency of the funds to be transferred.

(v)
If the proceeds payable to the Settlement Account do not represent sufficient funds, or the Settlement Account lacks sufficient funds to pay amounts due relating to Transactions, Microsoft may pursue one or more options including: (i) demanding and receiving from NewCo immediate payment; (ii) withholding settlement payments; and (iii) pursuing other remedies against NewCo at law or in equity.

13)
Fees/Fines.  All Network fees, fines, penalties and similar charges that are assessed against Microsoft or passed through to Microsoft by payment processors or financial institutions, and that are attributable to NewCo’s violation of the Agreement or Network Rules, or to excessive Chargebacks, will be payable by NewCo to Microsoft, in each case, on an actual-cost basis, and such fees or fines shall be deducted in determining Net Revenue in accordance with the definition thereof in the Agreement.

14)
Prohibited Transactions.  NewCo will use the Microsoft Commerce Platform only for the lawful, legitimate, bona fide sale of products and services.  Microsoft shall operate the Microsoft Commerce Platform in compliance with applicable law.

15)	Responsibility for Taxes for Purchases and Reconciliations Taxes.

a)
Remittance Countries.  Microsoft or its local affiliate will collect and, upon request by the Payout Entity, remit any applicable sales, use, goods and services, value added or similar taxes in the manner and in such countries in which Microsoft is permitted by applicable law to do so, the current list of such countries is provided as Attachment 1  (such countries, the “Remittance Countries”).  Microsoft will continue to use good faith and reasonable efforts to expand the list of Remittance countries as permissible by Law, as it deems appropriate and prudent, and it will not remove countries from such list unless required to do so by a government authority or by law.  The Payout Entity will provide any information Microsoft requires for or reasonably requests related to the collection and remittance of taxes in the Remittance Countries.  Provided that the Payout Entity timely complies with the preceding sentence, Microsoft will defend, indemnify and hold NewCo and its affiliates, vendors and agents harmless against any claims by any taxing authority in a Remittance Country based on any nonpayment or underpayment or any failure to properly report any sales, use, goods and services, value added or other similar tax.  This includes any associated penalties, additions to tax and interest.

b)
Non-Remittance Countries.  NewCo and, if applicable, Publishers are responsible for determining if they have an obligation to register, collect, and remit any taxes in any country other than the Remittance Countries (each, a “Non-Remittance Country”) in which Content is distributed pursuant to this Agreement.  The Payout Entity must tell Microsoft whether taxes must be collected and remitted in those countries and provide Microsoft information sufficient to calculate those taxes.  Those taxes must be added to the purchase price set for Content.  Microsoft will collect (or cause to be collected) but will not remit to the applicable taxing authority such taxes (as determined by the Payout Entity) from end users. Microsoft will remit (or cause to be remitted) such taxes to the Payout Entity as part of the pay-out process.  The Payout Entities are responsible for payment and reporting of such taxes to the appropriate taxing authorities. NewCo will defend, indemnify and hold Microsoft and its affiliates, vendors and agents harmless against any claims by any taxing authority in a Non-Remittance Country based on any nonpayment or underpayment or any failure to properly report any sales, use, goods and services, value added or other similar tax.  This includes any associated penalties, additions to tax and interest. If an end user in a Non-Remittance Country reverses the purchase or the Transaction is subject to chargeback, the total amount refunded to the end user, including any previously collected taxes remitted to the Payout Entity, and any withholding taxes applicable to the refund or chargeback, will be deducted from amounts owed to the respective Payout Entity.

c)
Set Off.  In the event that any price payable by any end user for any of the Content is subject to any (i) withholding or similar tax; or (ii) other tax or other government levy of any nature, with the exception of sales, use, goods and services, value added or other transaction taxes that Microsoft was requested to collect under Section 15(a) or told to collect under Section 15(b), the full amount of that tax or levy shall be solely against the Payout Entity’s account.

d)
Additional Information.  Certain tax authorities require Microsoft to disclose additional information to the Payout Entity with respect to sales tax.  Microsoft will provide additional information to the Payout Entities electronically relating to such disclosure.

e)
Reporting.  Microsoft will report to the Payout Entity all sales and tax collection information necessary for the filing of applicable sales, use, goods and services, value added or similar tax returns within a reasonable period of time as agreed by the parties.

16)
Technical Integration.  NewCo and Microsoft will cooperate in good faith to develop a technical integration plan to enable NewCo’s use of the Microsoft Commerce Platform, including any service level agreements associated with systems uptime, accessibility and connectivity.  Such technical integration plan will address the APIs that NewCo has access to in connection with its use of the Microsoft Commerce Platform.

17)
Technical Support/Customer Service.  Microsoft and NewCo will develop in good faith mutually acceptable end user service and issue resolution mechanisms and consult regularly on the implementation of, and any proposed changes to, such mechanisms with the goal of providing a coordinated customer experience with respect to resolving any such issues relating to purchases through the Microsoft Commerce Platform.  These mechanisms will reflect the fact that Microsoft has responsibility for payment-related matters and that NewCo has responsibility for Content-related matters.

18)	Data Collection, Retention and Disclosure. In addition to Section 8 of the Agreement, the following terms shall apply to transactional data collected by the Microsoft Commerce Platform:

a)
Transactional Personal Data.  Microsoft will only provide the Payout Entities with access to any Transactional Personal Data relating to purchases on the Microsoft Commerce Platform to the extent permitted by applicable law and Network Rules and privacy and security standards imposed on merchants under similar circumstances.  All data that Microsoft has or collects through the Microsoft Commerce Platform in connection with NewCo’s use of the Microsoft Commerce Platform as contemplated hereunder shall be subject to Section 8 of the Agreement.

b)
Security.  NewCo and Microsoft will provide and maintain reasonable security measures with respect to their services, facilities, systems and networks, which will be at least as rigorous as the security measures required by applicable law and Network Rules (with respect to Card Transactions) to prevent unauthorized access to and use of Transactional Personal Data.

c)
PCI Standards.  With respect to Card Transactions, each Party will comply with applicable Payment Card Institute security standards, including “PCI DSS” and “PCI Payment Application DSS,” which are required to be implemented under the Network Rules.

d)
Incident Response.  If Transaction information stored by Microsoft or NewCo is lost, stolen or otherwise compromised, the party whose system has been affected will (1) give written notice of such loss, theft or compromise to the other party promptly upon the notifying party having actual knowledge of the same, (2) take all steps required under applicable law, Network Rules, and Other Payment Methods rules, and (3) in consultation with the other party, promptly take commercially reasonable steps, at its sole expense, to remedy the situation and prevent its recurrence.

e)
Notice of Breach.  A party that is required by applicable law to provide notice of a system or data breach, must do so, and the other party will use commercially reasonable efforts to cooperate in connection with providing such notice, as well as additional notices as agreed upon by the parties.

19)
Proprietary Rights.  NewCo agrees not modify, adapt, translate, prepare derivative works from, decompile, reverse engineer, disassemble or otherwise attempt to derive source code from the Microsoft Commerce Platform.

ATTACHMENT 1
REMITTANCE COUNTRIES
All current members countries of the European Union
Canada
Liechtenstein
Norway
Switzerland
Taiwan
United States

ATTACHMENT 2

1           Distribution to End users in Canada.

1.1       GST/HST

(a)        If NewCo or any Publisher is a resident of Canada or are a non-resident of Canada that must register for goods and services tax/harmonized sales tax (“GST/HST”) purposes under the Excise Tax Act (Canada) (the “ETA”), NewCo or the Publisher must be registered for GST/HST or have submitted an application to register for GST/HST to the Canada Revenue Agency (the “CRA”) with an effective registration date no later than the date the Microsoft Commerce Platform commences the support of NewCo. NewCo or the Publishers must provide Microsoft with satisfactory evidence of the GST/HST registration (e.g., a copy of the CRA confirmation letter or print-out from the GST/HST Registry on the CRA website) at Microsoft’s request. NewCo or Publishers will notify Microsoft if they cease to be registered for GST/HST.

(b)        If NewCo or Publishers are registered for GST/HST purposes, NewCo and/or Publishers agree to elect, pursuant to subsection 177(1.1) of the ETA to have Microsoft collect, account for and remit GST/HST on sales of Content made to end users in Canada.  NewCo and Publishers must complete (including entering valid GST/HST registration number), sign and return to Microsoft Form GST506.

(c)        If NewCo or Publishers are not registered for GST/HST purposes, NewCo or Publishers:

 (i)          certify that NewCo or Publishers they are not registered for GST/HST purposes;

 (ii)         certify that NewCo or Publishers are not residents in Canada and do not carry on business in Canada for purposes of the ETA; and

 (iii)        acknowledge that Microsoft will charge, collect and remit GST/HST on sales of Content to end users in Canada.

1.2       Quebec Sales Tax.

Terms defined in an Act respecting the Quebec Sales Tax (the “QSTA”).

(a)         If NewCo or a Publisher is a resident of Quebec, NewCo or the Publisher must be registered for Quebec Sales Tax (“QST”) or have submitted an application to register for QST to the Ministere du Revenu du Quebec (the “MRQ”). NewCo or Publisher must give Microsoft satisfactory evidence of the QST registration (e.g., a copy of the MRQ confirmation letter or print-out from the QST Registry on the MRQ website) at Microsoft’s request. NewCo or Publishers will notify Microsoft if the party ceases to be registered for QST.

(b)        If NewCo or a Publisher is a resident of Quebec, NewCo or Publisher:

                     (i)          certifies that it is registered for QST;

 (ii)         agrees to elect, pursuant to section 41.0.1 of the QSTA to have Microsoft collect, account for and remit QST on purchases by end users in Quebec.  NewCo or Publishers must complete (including entering valid QST registration number), sign and return to Microsoft Form FP2506-V; and

 (iii)        acknowledges that Microsoft will not charge, collect or remit QST on sales of Content Applications to end users located outside Quebec.

(c)        If NewCo or Publishers are not residents in Quebec, NewCo (or in the case of a Publisher, NewCo shall use good faith effort to ensure that Publisher):

 (i)          certifies that it is not resident in Quebec;

 (ii)         certifies that it does not have a permanent establishment in Quebec; and

 (iii)        acknowledges that Microsoft will charge, collect and remit QST on sales to end users in Quebec.

2           Distribution to End Users in the U.S.

2.1        If a Publisher is not a resident of the United States for U.S. federal income tax purposes, Publisher must complete IRS Form W-8BEN and/or any other required tax forms.  Publisher must provide Microsoft a copy of the completed form(s), and any other information needed to comply with applicable tax laws and regulations.